UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            MARVEL ENTERPRISES, INC.
                  (Name of Registrant as Specified in Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       (1)     Title of each class of securities to which transaction applies:
               N/A
       (2)     Aggregate number of securities to which transaction applies: N/A
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4)     Proposed maximum aggregate value of transaction:
       (5)     Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

       (1)     Amount previously paid:
       (2)     Form, Schedule or Registration Statement No.:
       (3)     Filing party:
       (4)     Date filed:

                            MARVEL ENTERPRISES, INC.
                               10 East 40th Street
                            New York, New York 10016

                                                                  March 21, 2005

Dear Stockholder:

        You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Marvel Enterprises, Inc., which will be held at 2:00 p.m., local time, on Thursday, April 28, 2005 at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York. The matters to be acted upon at the Annual Meeting are proposals to:

               1. Approve and adopt a new stock incentive plan;

               2. Approve and adopt a new cash incentive compensation plan;

               3. Elect two of our directors;

               4. Ratify the  appointment  of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2005; and

               5. Transact  such other  business as may properly come before the
                  Annual Meeting.

        The proposals referred to above are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Whether or not you plan to attend the Annual Meeting, we urge you to vote on the Internet or to complete, date, sign and return your proxy card in the enclosed prepaid envelope as promptly as possible so that your shares will be voted at the Annual Meeting. This will not limit your right to vote in person or to attend the Annual Meeting.

          ----------------------------------------------------------------------
                               To Vote by Internet

                   Read the Proxy Statement.

                   Go to the website  (www.proxyvote.com)  that  appears on your
            Proxy Card.

                   Enter the control number found in the shaded box on the front of your Proxy Card and follow the simple instructions.
          ----------------------------------------------------------------------

        The deadline for Internet voting is 11:59 p.m., Eastern Daylight Savings Time, on April 27, 2005. I encourage you to vote via the Internet using the control number that appears on the front of your Proxy Card and to choose to receive future mailings electronically rather than on paper. Use of Internet voting and electronic delivery will reduce the time and costs associated with this, and future, proxies.

                                               Sincerely,
                                               /s/ Isaac Perlmutter

                                               Isaac Perlmutter
                                               Chief Executive Officer

                            MARVEL ENTERPRISES, INC.
                               10 East 40th Street
                            New York, New York 10016

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Marvel Enterprises, Inc.:

        Notice is hereby given that the 2005 Annual Meeting of Stockholders (the "Annual Meeting") of Marvel Enterprises, Inc., a Delaware corporation (the "Company"), will be held at 2:00 p.m., local time, on Thursday, April 28, 2005 at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, for the following purposes:

        1. To consider and vote upon a proposal to approve and adopt a new stock incentive plan;

        2. To consider and vote upon a proposal to adopt a new cash incentive compensation plan;

        3. To consider and vote upon a proposal to elect two directors of the Company to serve until the election and qualification of their respective successors;

        4. To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2005; and

        5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The accompanying proxy statement describes the matters to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on March 15, 2005 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the Annual Meeting. In addition, the list of stockholders will be open for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting, at the offices of the Company at 10 East 40th Street, New York, New York 10016 and after April 22, 2005, at the offices of the Company at 417 Fifth Avenue, New York, New York 10016.

        To ensure that your vote will be counted, please vote on the Internet or complete, date, sign and return the enclosed proxy card promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. You may revoke your proxy in the manner described in the proxy statement at any time before the proxy has been voted at the Annual Meeting.

                                             By Order of the Board of Directors,

                                             /s/ Benjamin Dean


                                             Benjamin Dean
                                             Secretary
March 21, 2005

        If you have any questions or need assistance in voting your shares, call the Company's investor relations firm, Jaffoni & Collins at (212) 835-8500.

                            MARVEL ENTERPRISES, INC.
                               10 East 40th Street
                            New York, New York 10016

                               -------------------

                                 PROXY STATEMENT
                                     for the
                       2005 Annual Meeting of Stockholders
                          to be held on April 28, 2005

                               -------------------

        This proxy statement is being furnished by and on behalf of the board of directors (the "Board of Directors") of Marvel Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be voted at the 2005 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 2:00 p.m., local time, on Thursday, April 28, 2005 at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, and at any adjournments or postponements thereof. This proxy statement and the enclosed proxy card are being sent to stockholders on or about March 21, 2005.

        At the Annual Meeting, stockholders will be asked to act on proposals to:

        (1) Approve and adopt a new stock incentive plan (the "Stock Incentive Plan Proposal");

        (2) Approve and adopt a new cash incentive compensation plan (the "Cash Incentive Plan Proposal");

        (3) Elect Sid Ganis and James F. Halpin as directors of the Company to serve until the election and qualification of their respective successors;

        (4) Ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2005; and

        (5) Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The principal offices of the Company are located at 10 East 40th Street, New York, New York 10016, and the Company's telephone number is (212) 576-4000. The Company intends to move its principal offices to 417 Fifth Avenue, New York, New York 10016 on or around the time of the Annual Meeting. The Company's phone number will not change.

Solicitation and Voting of Proxies; Revocation

        All duly executed proxy cards received by the Company in time for the Annual Meeting will be voted in accordance with the instructions given therein by the person executing the proxy card. In the absence of instructions, duly executed proxy cards will be voted FOR (1) the approval and adoption of the Stock Incentive Plan Proposal, (2) the approval and adoption of the Cash Incentive Plan Proposal, (3) the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2005, and (4) the election as a director of the Company of each of the two nominees identified above. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

        The submission of a signed proxy card will not affect a stockholder's right to attend, or to vote in person at, the Annual Meeting. Stockholders who execute a proxy card may revoke the proxy at any time before it is voted by (i) filing a revocation with the Secretary of the Company, (ii) executing a proxy card bearing a later date or (iii) attending the Annual Meeting and voting in person. In accordance with applicable rules, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish either to withhold authority to vote for some or all of the nominees for director of the Company or to abstain from (1) the vote to approve and adopt the Stock Incentive Plan Proposal, (2) the vote to approve and adopt the Cash Incentive Plan Proposal, and/or (3) the vote to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2005. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by such stockholder.

        The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited by the Company's directors, officers and other employees by personal interview, telephone and telegram. Such persons will receive no additional compensation for such services. Jaffoni & Collins, the Company's investor relations firm, will be paid a fee of $1,000 for their assistance in fielding stockholder questions regarding the voting of their proxy. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of the Company's capital stock held of record by such persons and will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

        In some cases, only one copy of this proxy statement (and the accompanying annual report) is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this proxy statement (and the annual report) to a stockholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, a stockholder may submit a written request to the Secretary, Marvel Enterprises, Inc., 10 East 40th Street, New York, New York 10016 (after April 30, please use the Company's new address: 417 Fifth Avenue, New York, New York 10016) or an oral request by calling (212) 576-4000, extension 8577.
Additionally, any stockholders who are currently sharing an address and receiving multiple copies of either the proxy statement or the annual report and who would rather receive a single copy of such materials may instruct the Company accordingly by directing their request to the Company in the manner provided above, or by contacting their broker.

Record Date

        Only holders of record of shares of the Company's Common Stock (the "Common Stock") at the close of business on March 15, 2005 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were issued and outstanding 105,307,005 shares of Common Stock, each of which is entitled to one vote.

Vote Required to Approve Each Proposal

a) 2005 Stock Incentive Plan. Approval of the Stock Incentive Plan Proposal requires both: (1) the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the matter; and
(2) that the total vote cast represent a majority of the shares of Common Stock outstanding on the Record Date. Abstentions will be counted as present in determining whether a quorum exists, but will have the same effect as a vote against a proposal. Broker non-votes will be counted as present in determining whether a quorum exists, but will be disregarded in determining whether a proposal has been approved. A "broker non-vote" will occur if you are a beneficial stockholder and your broker holds your shares of Common Stock in its name and the broker does not receive voting instructions from you.

b) 2005 Cash Incentive Plan. Approval of the Cash Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the matter. Abstentions will be counted as present in determining whether a quorum exists, but will have the same effect as a vote against a proposal. Broker non-votes will be counted as present in determining whether a quorum exists, but will be disregarded in determining whether a proposal has been approved.

c) Election of Directors. The election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A properly executed proxy marked "Withhold Authority" with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining a quorum. If your broker holds your shares of Common Stock in its name, the broker is permitted to vote your shares, if the broker does not receive voting instructions from you, on the election of directors. In tabulating the vote, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

d) Ratification of the Appointment of the Company's Independent Accountants. Ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year 2005 requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the matter. Abstentions will be counted as present in determining whether a quorum exists, but will have the same effect as a vote against a proposal. Broker non-votes will be counted as present in determining whether a quorum exists, but will be disregarded in determining whether a proposal has been approved. If your broker holds your shares of Common Stock in its name, the broker is permitted to vote your shares, if the broker does not receive voting instructions from you, on the ratification of the appointment of Ernst & Young LLP.

                     THE 2005 STOCK INCENTIVE PLAN PROPOSAL

        The Board of Directors recommends that you vote to approve the 2005 Stock Incentive Plan (the "2005 Plan"). The Board and its Compensation Committee (the "Compensation Committee") approved the 2005 Plan to help the Company:

        o To attract, retain, motivate and reward, officers, employees and directors of the Company and its subsidiaries and consultants and advisors to the Company or its subsidiaries (collectively, "Participants")
        o  To provide equitable and competitive compensation opportunities
        o To promote creation of long-term value for stockholders by closely aligning the interests of Participants with the interests of stockholders.

        The Board and the Compensation Committee believe that awards linked to common stock provide incentives for the achievement of important performance objectives and promote the long-term success of the Company. They view the 2005 Plan as a key element of the Company's overall compensation program.

        The new 2005 Plan would make four million new shares of common stock available for equity awards, representing approximately 3.80% of the Company's shares outstanding at March 15, 2005. Assuming no change after that date in the number of shares and equity awards outstanding, upon approval of the 2005 Plan the total number of shares of Company common stock that will be available for future awards under all equity compensation plans of the Company will be approximately 6.6 million, or approximately 6.27% of the outstanding shares of the Company's common stock. For more information on the total number of shares available under the Company's equity compensation plans and subject to outstanding options, warrants and right as of the end of the last fiscal year, see "Equity Compensation Plan Information" below. Shares subject to outstanding awards under the Company's 1998 Stock Incentive Plan (the "1998 Plan") may become available under the 2005 Plan if such shares are not delivered to the Participant, in accordance with share counting rules explained below under the caption "Share Counting."

        If approved by stockholders, the 2005 Plan will replace the 1998 Plan, so that shares would be available for future awards only under the 2005 Plan. Shares that remain available under the 1998 Plan, approximately 2,600,000 shares as of March 15, 2005, would be made available under the 2005 Plan. In that case, no new awards would be granted under the 1998 Plan, although the Compensation Committee retains full authority regarding outstanding awards under the 1998 Plan.

        A summary of the material features of the 2005 Plan follows. It is subject to, and you should also review, the full text of the 2005 Plan, which can be found in Appendix A.

Overview of 2005 Plan Awards

        The 2005 Plan authorizes a broad range of awards, including:

        o  stock options
        o  stock appreciation rights ("SARs")
        o restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer
        o deferred stock, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (forfeitable deferred stock is sometimes called "restricted stock units")
        o  other awards based on common stock
        o  dividend equivalents
        o performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives)
        o shares issuable in lieu of rights to cash compensation.

Reasons for Stockholder Approval

        The Board seeks approval of the 2005 Plan by stockholders in order to meet requirements of the New York Stock Exchange and to satisfy requirements of tax law to help preserve the Company's ability to claim tax deductions for compensation to executive officers. In addition, the Board regards stockholder approval of the 2005 Plan to be consistent with corporate governance best practices.

        Section 162(m) of the Internal Revenue Code (the "Code") limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the Chief Executive Officer and the four other most highly compensated executive officers serving on the last day of the fiscal year (these are referred to as the "Named Executive Officers"). "Performance-based" compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. For purposes of Section 162(m), approval of the 2005 Plan will be deemed to include approval of the general business criteria upon which performance objectives for performance-based awards are based, described below under the caption "Performance Awards." Stockholder approval of general business criteria, without specific targeted levels of performance, will permit qualification of incentive awards for full tax deductibility for a period of five years under Section 162(m). Stockholder approval of the performance goal inherent in stock options (increases in the market price of stock) is not subject to a time limit under Section 162(m).

        In addition, stockholder approval will permit designated stock options to qualify as incentive stock options under the Internal Revenue Code. Such qualification can give the holder of the options more favorable tax treatment, as explained below.

Restriction on Repricing

        Consistent with the requirements of the New York Stock Exchange, the 2005 Plan includes a restriction providing that, without stockholder approval, the Company will not amend or replace options previously granted under the 2005 Plan in a transaction that constitutes a "repricing." New York Stock Exchange rules define a "repricing" as amending the terms of an option after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, and canceling an option at a time when its strike price is equal to or greater than the fair market value of the underlying Stock, in exchange for another option (including on a delayed basis), restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a "repricing."

Description of the 2005 Plan

        Eligibility. Eligibility under the 2005 Plan will be the same as eligibility under the 1998 Plan. Officers, employees and directors of the Company and its subsidiaries and consultants and advisors to the Company or its subsidiaries will be eligible for awards. Any person who is offered employment will also be eligible but cannot receive any benefit under his or her award until after beginning employment with the Company or a subsidiary or affiliate. Presently, approximately 230 employees and seven directors (as well as consultants and advisors to the Company) would be eligible for awards under the 2005 Plan.

        Shares Reserved Under the 2005 Plan. If the 2005 Plan is approved by the Company's stockholders, four million shares will be reserved for delivery to Participants, plus shares remaining available for new grants under the 1998 Plan plus shares "recaptured" from outstanding awards under the 1998 Plan. Shares used for awards assumed in an acquisition do not count against the shares reserved under the 2005 Plan. The 2005 Plan also limits the aggregate number of shares that may be delivered in connection with awards granted to non-employee directors to twenty percent of the total shares reserved under the 2005 Plan.

        On March 15, 2005, the closing sale price of the Company's common stock was $ 19.11 per share.

        Share Counting. The 2005 Plan provides share counting rules that affect the shares reserved and govern how shares are counted against the number reserved. Only the number of shares actually delivered to a Participant in connection with an award, after any risk of forfeiture has lapsed, will be counted against the number of shares reserved under the 2005 Plan. Thus, if an award expires unexercised or is forfeited, the shares subject to the award will be remain available under the 2005 Plan. In addition, if shares are not delivered because the award is settled in cash or for a net number of shares, or if shares are surrendered or withheld to pay the exercise price or taxes relating to the award, those shares will remain available for new awards. Awards may be outstanding relating to a greater number of shares than the aggregate remaining available so long as such awards will not result in delivery and vesting of shares in excess of the number then available under the 2005 Plan. Shares delivered under the 2005 Plan may be either newly issued or treasury shares.

        Per-Person Award Limitations. The 2005 Plan includes a limitation on the amount of awards that may be granted to any one Participant in a given year in order to qualify awards as "performance-based" compensation not subject to the limitation on deductibility under Code Section 162(m). Under this annual per-person limitation, no Participant may in any year be granted awards under the 2005 Plan relating to more than his or her "Annual Limit." The Annual Limit equals two million shares plus the amount of the Participant's unused Annual Limit as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. The 2005 Plan also provides that in any five-year period a non-employee director may be granted awards relating to no more than 250,000 shares. All of these per-person limits apply only to awards under the 2005 Plan, and do not limit the Company's ability to enter into compensation arrangements outside of the 2005 Plan.

        Adjustments. The Plan authorizes the Compensation Committee to make equitable adjustments to the number and kind of shares subject to the share limitations, including the total shares reserved and available, individual Participants' share-based Annual Limits in the event of a recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, large special and non-recurring dividend or distribution (whether in the form of cash or property other than common stock), liquidation, dissolution or other similar corporate transaction or event affecting the common stock. In the case of outstanding awards, the Compensation Committee must adjust such awards upon the occurrence of these types of events so as to preserve, without enlarging, the rights of Participants. Such adjustments may include appropriate changes to exercise prices or other award terms, in addition to changes in the number and kind of shares subject to the award. The Compensation Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as "performance-based" generally must conform to requirements imposed by Section 162(m).

        Administration. The 2005 Plan will be administered by the Compensation Committee, except that the Board may, consistent with governing law and the Company's corporate governance documents, itself act to administer the 2005 Plan. The Board must perform the functions of the Compensation Committee for purposes of granting awards to non-employee directors. (References to the "Committee" here mean the Committee or the full Board exercising authority with respect to a given award.) The composition and governance of the Committee will be established in the Compensation Committee's charter, and the Board and Committee are subject to applicable New York Stock Exchange rules, which among other things require that independent directors make determinations regarding the Chief Executive Officer's compensation. Subject to the terms and conditions of the 2005 Plan, the Committee is authorized to select Participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2005 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2005 Plan. In addition, the Committee may delegate its authority under the 2005 Plan to the extent permitted by the Delaware General Corporation Law, except delegation is limited with respect to awards to executive officers where necessary to meet requirements under Rule 16b-3(d) under the Securities Exchange Act of 1934 or Code Section 162(m). Nothing in the 2005 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the 2005 Plan. The 2005 Plan provides that member of the Committee and the Board of Directors shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2005 Plan.

        Stock Options and Stock Appreciation Rights. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the Participant, and non-qualified stock options. Stock appreciation rights may also be granted, entitling the

Participant to receive the excess of the fair market value of a share on the date of exercise over the stock appreciation right's designated "base price." The exercise price of an option and the base price of a stock appreciation right are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant except as described below under "Other Terms of Awards". The maximum term of each option or stock appreciation right will be ten years. Subject to this limit, the times at which each option or stock appreciation right will be exercisable and provisions requiring forfeiture of unexercised options or stock appreciation rights (and in some cases gains realized by exercise of the award) at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine. This may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense to the Company. The Committee also may permit broker-assisted cashless exercises. Methods of exercise and settlement and other terms of stock appreciation rights will be determined by the Committee. Stock appreciation rights may be exercisable for shares or for cash, as determined by the Committee. Options and stock appreciation rights may be granted on terms that cause such awards not to be subject to Code Section 409A. Alternatively, such awards and cash stock appreciation rights may have terms that cause those awards to be deemed deferral arrangements subject to Code Section 409A. The Committee may require that outstanding options be surrendered in exchange for a grant of stock appreciation rights with economically equivalent terms.

        Restricted and Deferred Stock. The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock. Awards may vest on an accelerated basis in the event of death, disability, or retirement, or a change in control or other special circumstances. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the Participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the Committee.

        Deferred stock gives a Participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of "restricted stock units." The Committee will establish any vesting requirements for deferred stock granted for continuing services. One advantage of deferred stock, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a Participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or non-forfeitable) will be paid or accrue if authorized by the Committee.

        Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The 2005 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under the 2005 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

        Performance-Based Awards. The Committee may grant performance awards. Performance awards generally require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition to awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Code Section 162(m), the business criteria used by the Committee in establishing performance goals applicable to performance awards to the Named Executive Officers will be selected from the same list of performance-measurement criteria to be available under the proposed 2005 Incentive Compensation Plan. That list is as follows:

        o  net sales, revenues or royalties
        o  gross profit or pre-tax profit
        o operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items
        o  net income or net income per common share (basic or fully diluted)
        o return measures, including return on assets (gross or net), return on investment, return on capital, or return on equity
        o cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital
        o  economic value created or economic profit
        o  operating margin or profit margin
        o stockholder value creation measures, including stock price or total stockholder return
        o royalties or revenues from specific assets, projects, fees or payments received or lines of business
        o targets relating to expense or operating expense, working capital targets, or operating efficiency
        o strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, new projects, new products, new ventures, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and information technology, and acquisitions or divestitures of subsidiaries, affiliates or joint ventures.
        o Any of the above listed performance criteria applied to specific segment(s), division(s), subsidiary(y/ies) of the Company.

The Committee retains discretion to set the level of performance for a given business criterion that will result in the earning of a specified amount under a performance award. Performance may be measured in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies, or in other ways specified by the Committee. Goals may be set as to specific segments or businesses within the Company or on a Company-wide basis.

        Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit Participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option subject to compliance with Code Section 409A, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 2005 Plan, but need not do so. The Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations.

Awards granted under the 2005 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the Participant's death, except that the Committee may permit transfers of awards other than incentive stock options on a case-by-case basis. This flexibility can allow for estate planning and other kinds of transfers consistent with the incentive purpose of the 2005 Plan.

        Awards under the 2005 Plan may be granted without a requirement that the Participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2005 Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property. The Committee also may grant awards in addition to and in tandem with other awards or rights. In granting a new award, the Committee may determine that the in-the-money value or fair value of any surrendered award may be applied to reduce the exercise price of any option, base price of any stock appreciation right, or purchase price of any other award.

        Terms of awards set by the Committee, including exercise prices, performance conditions and vesting conditions, generally will be reflected in award agreements between the Company and the Participant. The 2005 Plan authorizes the Committee to impose certain other restrictions, including non-competition, non-solicitation and non-disclosure provisions, that govern the behavior of Participants. The Committee can require compliance with these restrictions as a pre-condition to a Participant's right to realize and retain the benefit from 2005 Plan awards. If a Participant were to fail to comply with such restrictions, the Company would have the right to recover specified amounts of gain derived from awards by that Participant, and to cancel any awards then held by the Participant.

        Dividend Equivalents. The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable. Typically, rights to dividend equivalents are granted in connection with deferred stock, so that the Participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

        Change in Control. The Committee is authorized to provide terms that preserve the value of awards in the event of a transaction deemed by the Committee to be a change in control of the Company, or upon a Participant's termination of employment following a change in control. Such provisions could include:

        o  accelerating vesting of awards
        o  accelerating the end of a deferral period
        o providing that performance goals will be deemed to be achieved at a specified level
        o providing for an immediate cash settlement of outstanding awards, on a mandatory or elective basis, by payment of the intrinsic value or fair value of the award or a value determined in another manner specified by the Committee.

Such  provisions are limited,  however,  by applicable  restrictions  under Code
Section 409A.

        Amendment and Termination of the 2005 Plan. The Board may amend, suspend, discontinue, or terminate the 2005 Plan or the Committee's authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the New York Stock Exchange rules. New York

Stock Exchange rules require stockholder approval of any material revision to a plan such as the 2005 Plan. Under these rules, however, stockholder approval will not necessarily be required for amendments which might increase the cost of the 2005 Plan. Unless earlier terminated, the authority of the Committee to make grants under the 2005 Plan will terminate ten years after the latest stockholder approval of the 2005 Plan, and the 2005 Plan will terminate when no shares remain available and the Company has no further obligation with respect to any outstanding award.


Federal Income Tax Implications of the 2005 Plan

        The Company believes that under current law the following Federal income tax consequences generally would arise with respect to awards under the 2005 Plan.

        Options and stock appreciation rights that are not deemed to be deferral arrangements under Code Section 409A would have the following tax consequences:
The grant of the option or stock appreciation right will create no federal income tax consequences for the Participant or the Company. A Participant will not have taxable income upon exercising an option which is an incentive stock option, except that the alternative minimum tax may apply. Upon exercising an option which is not an incentive stock option, the Participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising a stock appreciation right, the Participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

        Upon a disposition of shares acquired upon exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the Participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the incentive stock option shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a Participant's sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the Participant's tax "basis" in such shares. The tax "basis" normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option's exercise. A Participant's sale of shares acquired by exercise of a stock appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax "basis" in the shares, which generally is the amount he or she recognized as ordinary income in connection with the stock appreciation right's exercise.

        The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a Participant in connection with an option or stock appreciation rights, but no tax deduction relating to a Participant's capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the Participant holds the shares for the applicable incentive stock option holding periods before selling the shares.

        Some options or stock appreciation rights, such as those with deferral features, and a stock appreciation right settleable in cash, may be subject to Code Section 409A, which regulates deferral arrangements. In such case, the distribution to the Participant of shares or cash relating to the award would have to meet certain restrictions in order for the Participant not to be subject to tax and a tax penalty at the time of vesting. One significant restriction would be a requirement that the distribution not be controlled by the Participant's discretionary exercise of the option or stock appreciation right (subject to limited exceptions). If the distribution and other award terms meet applicable requirements under Code Section 409A, the Participant would realize ordinary income at the time of distribution rather than earlier, with the amount of ordinary income equal to the distribution date value of the shares less any exercise price actually paid. The Company would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

        Awards other than options and stock appreciation rights that result in a transfer to the Participant of cash or shares or other property generally will be structured under the 2005 Plan to meet applicable requirements under Code
Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a Participant, the Participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the Company grants an award of deferred stock that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the Participant should not become subject to income tax until the time at which shares are actually delivered, and the Company's right to claim a tax deduction will be deferred until that time. On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a Participant under an award (such as, for example, a grant of restricted stock), the Participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the Participant, except as discussed below. A Participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the Participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

        Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Code Section 409A. Certain Participant elections and the timing of distributions relating to such awards must meet requirements under Code Section 409A in order for income taxation to be deferred and tax penalties avoided by the Participant upon vesting of the award.

        As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2005 Plan, options and stock appreciation rights granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2005 Plan will be fully deductible under all circumstances. In addition, other awards under the 2005 Plan generally will not so qualify, so that compensation paid to certain executives in connection with such awards, to the extent it and other compensation subject to
Section 162(m)'s deductibility cap exceed $1 million in a given year, may not be deductible by the Company as a result of Section 162(m).

        The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2005 Plan. This discussion is intended for the information of stockholders considering how to vote at the Meeting and not as tax guidance to Participants in the 2005 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2005 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits Under the 2005 Plan

        No awards have been granted under the 2005 Plan and any awards which will be granted in the future will be at the discretion of the Committee. Accordingly, the type, number, recipients, and other terms of such awards cannot be determined at this time. The Company has not made any equity grant or the vesting of any equity grant contingent upon stockholder approval of the 2005 Plan.

        The Board of Directors unanimously recommends that stockholders vote FOR the 2005 Stock Incentive Plan Proposal.

          PROPOSAL TO APPROVE THE 2005 CASH INCENTIVE COMPENSATION PLAN

        The Board of Directors recommends that you vote to approve the 2005 Cash Incentive Compensation Plan (the "Cash Incentive Plan"). Such stockholder approval will enable the Company to claim tax deductions for incentive awards earned and paid under the Cash Incentive Plan without limitation under Section 162(m) of the Internal Revenue Code.

        The  Cash  Incentive  Plan  will  provide  to  executive   officers  the
opportunity to earn annual and long-term incentive awards. The Board of Directors regards the Cash Incentive Plan as an important means by which the Company can link executive pay to performance. By providing for competitive levels of incentive compensation in a program that is fully tax deductible by the Company, the Cash Incentive Plan will help the Company to attract, retain, motivate and reward members of its senior management team.


Description of the Cash Incentive Plan

        The following description of the Cash Incentive Plan is qualified in its entirety by the provisions of the Cash Incentive Plan, a copy of which is attached as Appendix B to this Proxy Statement.

        The Cash Incentive Plan authorizes the Compensation Committee of the Board to select participants, designate performance periods, authorize performance awards that may be earned by achievement of performance goals during the performance periods, and set the other terms of performance awards. Employees who are or may become executive officers are eligible for selection for participation in the Cash Incentive Plan. Currently, we have eight executive officers. Awards may be settled in cash or delivery of shares of our common stock or other property. If common stock is to be delivered in settlement of awards, it will be drawn from the 1998 Plan, or if approved, the 2005 Plan or another stockholder-approved equity compensation plan.

        Particular restrictions will apply to any authorization of an award intended to qualify as "performance-based compensation" under Section 162(m). Performance goals and related terms of such an award must be established during the first 90 days of the performance period, and during the first 25% of any performance period shorter than one year. The Compensation Committee must specify the amounts that may be earned corresponding to particular levels of performance. For these awards, the Cash Incentive Plan permits the Compensation Committee to measure performance using a variety of business criteria, including the following:

        o  net sales, revenues or royalties
        o  gross profit or pre-tax profit
        o operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items
        o  net income or net income per common share (basic or fully diluted)

        o return measures, including, but not limited to, return on assets (gross or net), return on investment, return on capital, or return on equity
        o cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital
        o  economic value created or economic profit
        o  operating margin or profit margin
        o stockholder value creation measures, including but not limited to stock price or total stockholder return
        o royalties or revenues from specific assets, projects, fees or payments received or lines of business
        o targets relating to expense or operating expense, working capital targets, or operating efficiency
        o strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, new projects, new products, new ventures, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and information technology, and acquisitions or divestitures of subsidiaries, affiliates or joint ventures.
        o Any of the above listed performance criteria applied to specific segment(s), division(s), or subsidiar(y/ies) of the Company.

        The Compensation Committee retains discretion to set the level of performance for a given business criterion that will result in the earning of a specified amount under a performance award. Performance may be measured in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies, or in other ways specified by the Compensation Committee.

        A participant may potentially earn incentive awards up to his or her "annual limit" in any calendar year. The annual limit for each individual is $10 million plus the amount of the participant's unused annual limit as of the close of the previous calendar year. A participant uses up his or her annual limit in a given year based on the maximum potential amount of the incentive award authorized by the Compensation Committee, even if the actual amount earned is less than the maximum.

        In order for awards to become payable, the Compensation Committee must determine the level of attainment of the pre-set performance goals and that other material requirements have been met. For participants whose awards are intended to qualify for full tax deductibility under Section 162(m), the Compensation Committee retains discretion to adjust incentive awards downward, but not upward, in determining the final award amount. For other participants, both upward or downward adjustments are permitted. In exercising negative discretion, the Committee may consider performance or other subjective factors that cannot be included in a Section 162(m) qualifying goal; for an award intended to qualify under Section 162(m), consideration of these additional factors would be permissible only if a pre-set performance goal which qualifies under 162(m) also has been achieved.

        The Compensation Committee generally can specify the circumstances in which awards will be paid or forfeited in the event of a change in control, termination of employment by Marvel or other events. However, the Cash Incentive Plan provides that, in the event of death, disability or retirement, the participant will receive a pro rated incentive award, proportionate to the part of the performance period worked by the participant, but based on actual performance over the entire period, unless otherwise determined by the Compensation Committee.

        The Compensation Committee has authority to amend, alter, suspend, or terminate the Cash Incentive Plan, but significant changes must be approved by the Board. In addition, an amendment or modification must be approved by stockholders if such approval is required under applicable rules of the New York Stock Exchange. Under this standard, however, amendments that might broaden eligibility or increase the cost of the Cash Incentive Plan to the Company would not necessarily require stockholder approval.  Nothing in the Cash  Incentive  Plan  precludes  the  Committee  from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including executive officers, outside of the Cash Incentive Plan. The Cash Incentive Plan provides that members of the Committee and the Board of Directors shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Cash Incentive Plan.


Section 162(m) and Related Tax Matters

        Under Section 162(m), our ability to claim a tax deduction for compensation paid or accrued with respect to the executive officers named in the Summary Compensation Table and serving as such on the final day of the fiscal year, defined as "covered employees," is limited to $1 million per year. Certain types of compensation are exempted from this deductibility limitation, however, including performance-based compensation. "Performance-based compensation" is compensation paid (1) upon the attainment of an objective performance goal or goals, (2) upon approval by the Compensation Committee or its equivalent, which committee must be composed of outside directors, and (3) pursuant to a plan as to which stockholders have approved certain material terms, specifically the eligibility, per-person limits, and the business criteria upon which the performance goals are based. The Company intends certain awards to persons who are potentially "covered employees" under the Cash Incentive Plan to qualify as "performance-based compensation" so that these awards will not be subject to the $1 million deductibility limitation. Accordingly, stockholder approval of the Cash Incentive Plan will be deemed to include approval of the Cash Incentive Plan's terms relating to eligibility, annual limitations on incentive awards, and the business criteria upon which performance goals may be based.

        Under federal income tax law and regulations, awards under the Cash Incentive Plan will result in ordinary income to the participant at the time the award is settled by payment of cash or delivery of transferable or non-forfeitable shares or other property. Assuming that Section 162(m) will not apply, the Company will be entitled at that time to a corresponding tax deduction. Any award in which the settlement is deferred past the vesting date (excluding certain exempted short-term deferrals) will be subject to Code
Section 409A. Deferral of settlement of awards may be permitted under a separate deferral plan adopted by the Company, in which case participant elections and the timing of distributions relating to such awards must meet requirements under Code Section 409A in order for income taxation to be deferred and tax penalties avoided by the participant upon vesting of the award.


New Plan Benefits Under the Cash Incentive Plan

        Awards under the Cash Incentive Plan will be granted in the discretion of the Compensation Committee. Except as described below, the recipients and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual incentive awards under the current programs is presented in the "Summary Compensation Table" and the "Report on Executive Compensation" in this Proxy Statement. The Company may authorize and pay cash and non-cash incentive awards under plans and arrangements other than the Cash Incentive Plan.

        We have authorized certain incentive awards to executive officers under the Cash Incentive Plan, subject to stockholder approval of the Cash Incentive Plan, in order that those awards can qualify for full deductibility if they are subsequently earned and paid out. These are annual incentive awards for the 2005 fiscal year, which will become payable for 2005 performance if a corporate performance goal relating to the criterion listed next to the executive officer is achieved. If a specified level of this performance measure is achieved, the level of achievement of certain individual goals will also be considered to determine the final amount of the annual incentive award. No amount will be payable unless a specified "threshold" performance level is reached, and, where the "target" and the "maximum" rate differ, the award is payable at the designated maximum rate only if performance substantially in excess of the target performance level is achieved. The table below shows the amounts payable under the Cash Incentive Plan upon achievement of specified levels of performance for 2005:

                                New Plan Benefits
                      2005 Cash Incentive Compensation Plan
                      -------------------------------------

------------------------------ ---------------------- ----------- ------------- -------------------
      Name and Position        Performance Criterion  Threshold    Target ($)        Max. ($)
                                                      Bonus ($)
------------------------------ ---------------------- ----------- ------------- -------------------
Avi Arad
Chief Creative Officer of
the Company and Chairman and                                                           (1)
CEO of Marvel Studios (3
authorized awards)
------------------------------ ---------------------- ----------- ------------- -------------------
Award 1                          Company operating
                                 income as a % of        500,000     1,000,000           1,000,000
                                      budget
------------------------------ ---------------------- ----------- ------------- -------------------
Award 2                         Net sales as a % of
                                      budget             764,800     2,065,000         (1)

------------------------------ ---------------------- ----------- ------------- -------------------
Award 3                         Achievement during
                                  fiscal year of
                                specified worldwide    1,250,000     1,250,000           1,250,000
                                box office gross by
                                one or more movies
                                in which  Mr. Arad
                               serves as Producer or
                                Executive Producer
------------------------------ ---------------------- ----------- ------------- -------------------
Alan Fine                       Operating income of
President and CEO of the         the Company as a
Company's toy and publishing       whole and the
divisions                       divisions that Mr.       187,500       750,000         (1)
                                Fine is responsible
                               for as a % of budget
------------------------------ ---------------------- ----------- ------------- -------------------
All current executive                   ---            2,702,300     5,065,000         (1)
officers as a group
------------------------------ ---------------------- ----------- ------------- -------------------

        (1) As described above, the Cash Incentive Plan has a per Participant limit of $10 million in any year plus the amount of the Participant's unused annual limit as of the close of the previous calendar year. The Board of Directors expects that the awards described above will not approach this limitation.


        The Board of Directors regards the Cash Incentive Plan as an important means by which the Company can provide its most senior executive officers with competitive compensation that is closely tied to the performance of the Company and is tax deductible by the Company.

        The authorized awards listed above will not be layered on top of Messrs. Arad's and Fine's current employment agreements and bonus standards. Instead, the Compensation Committee has evaluated the existing arrangements and is currently negotiating new agreements that reflect these new performance standards and update the executives' terms of employment. The Company expects to enter into new employment agreements with Messrs. Arad and Fine in the near future and to make such agreements publicly available on a Form 8-K filed with the Securities and Exchange Commission. Further detail regarding the terms of both the current and proposed agreements is contained in the section of this proxy statement entitled "Employment Agreements".

        In the event stockholders disapprove of the proposed 2005 Cash Incentive Compensation Plan, no incentive awards will be earned or paid out under the Cash Incentive Plan. The Company would, however, be able to pay bonuses and incentive compensation under its current programs.

        The Board of Directors unanimously recommends that stockholders vote FOR the 2005 Cash Incentive Plan Proposal.


             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Audit Committee has appointed Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2005, and has directed that the appointment of the independent accountants be submitted for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the consolidated financial statements of the Company since its formation. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        Stockholder ratification of the appointment of Ernst & Young LLP as the Company's independent accountants is not required by the Company's Certificate of Incorporation or By-Laws or otherwise. The Audit Committee is submitting the appointment of Ernst & Young LLP to stockholders for ratification as a matter of what it considers to be good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP.

        Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the interests of the Company and its stockholders.

        The Audit Committee and the Board of Directors each unanimously recommend that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for 2005.

                              ELECTION OF DIRECTORS

        Two directors will be elected at the Annual Meeting to serve until the election and qualification of their respective successors. Each of the nominees is currently a member of the Board of Directors. Proxy votes will not be voted for a greater number of persons than the number of nominees named.

        The Board of Directors has been informed that each of the nominees is willing to serve as a director of the Company, but if any of them should decline or be unable to act as a director, the individuals named as proxies on the enclosed proxy card will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

        Pursuant to the Company's By-Laws the election to the Board of Directors of each of the two nominees identified in this proxy statement will require the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

        The Board of Directors unanimously recommends that stockholders vote FOR the election to the Board of Directors of Sid Ganis and James F. Halpin.

Nominees for Election as Directors

        The Company's Board of Directors has three classes of directors with staggered three-year terms. Morton E. Handel, F. Peter Cuneo and Isaac Perlmutter were elected at the 2004 annual meeting of stockholders as Class III directors to serve a three-year term. Avi Arad, Lawrence Mittman (since resigned) and Richard L. Solar were elected at the 2003 annual meeting of stockholders as Class II directors to serve a three-year term. Sid Ganis and James F. Halpin were elected at the 2002 annual meeting of stockholders as Class I directors to serve a three-year term, and are eligible for re-election to a new three-year term at this Annual Meeting.

        Set forth below is each nominee's name, age as of March 14, 2005, principal occupation for the last five years, selected biographical information and period of service as a director of the Company.

        Sid Ganis (Class I), 65, has been a director of the Company since October 1999. Mr. Ganis has been President of Out of the Blue...Entertainment, a company that he founded, since September 1996. Out of the Blue...Entertainment is a provider of motion pictures, television and musical entertainment for Sony Pictures Entertainment and others. From January 1991 until September 1996, Mr. Ganis held various executive positions with Sony Pictures Entertainment, including Vice Chairman of Columbia Pictures and President of Worldwide Marketing for Columbia/TriStar Motion Picture Companies.

        James F. Halpin (Class I), 54, has been a director of the Company since March 1995. Mr. Halpin retired in March 2000 as President and Chief Executive Officer and a director of CompUSA Inc., a retailer of computer hardware, software, accessories and related products, which he had been with since May 1993. Mr. Halpin is a director of Majesco Holdings, Inc. and Life Time Fitness Inc.

Directors Whose Terms Are Continuing

        For each member of the Board of Directors whose term of office as a director continues after the Annual Meeting, set forth below is the director's name, age as of March 14, 2005, principal occupation for the last five years, selected biographical information and period of service as a director of the Company.

        Morton E. Handel (Class III), 69, has been the non-executive Chairman of the Board of Directors of the Company since October 1998 and was first appointed as a director of the Company in June 1997. Mr. Handel is a director of Linens `N Things, Inc.

        Avi Arad (Class II), 57, has been Chief Creative Officer of the Company and Chairman and Chief Executive Officer of the Company's Marvel Studios Division (which is responsible for motion picture and television licensing and development) since October 1998. Mr. Arad has been a director of the Company since April 1993. Mr. Arad is a producer or executive producer of each movie and television project utilizing the Company's characters. Mr. Arad has been a toy inventor and designer for more than 20 years. Mr. Arad is also the owner of Avi Arad & Associates, a firm engaged in the design and development of toys and the production and distribution of television programs.

        F. Peter Cuneo (Class III), 60, was the Company's President and Chief Executive Officer from July 1999 through December 2002 and served as the part-time Special Advisor to the Company's Chief Executive Officer from January 2003 through December 2004. Mr. Cuneo has been a director of the Company since July 1999, and since June 2003, he has served as a non-executive Vice Chairman of the Board of Directors. Mr. Cuneo is also a director of Water Pik Technologies, Inc. and of Majesco Holdings, Inc.

        Isaac Perlmutter (Class III), 62, has been the Company's Chief Executive Officer since January 1, 2005, has been employed by the Company as Vice Chairman of the Board of Directors since November 2001, has been a director of the Company since April 1993 and served as Chairman of the Board of Directors until March 1995. Mr. Perlmutter purchased the Company's predecessor company in January 1990. Mr. Perlmutter has been actively involved in the management of the affairs of the Company since prior to his employment as Vice Chairman and has been an independent financial investor for more than the past five years. As an independent investor, Mr. Perlmutter has a controlling ownership interest in Tangible Media, Inc., a media buying agency.

        Richard L. Solar (Class II), 65, has been a director of the Company since December 2002. Since February 2003, Mr. Solar has been a management consultant and investor. From June 2002 to February 2003, Mr. Solar acted as a consultant for Gerber Childrenswear, Inc., a marketer of popular licensed brand apparel including Gerber, Baby Looney Tunes, Wilson, Converse and Coca-Cola. From 1996 to June 2002 (when Gerber Childrenswear was acquired by the Kellwood Company), Mr. Solar was Senior Vice President, Director and Chief Financial Officer of Gerber Childrenswear.

Meetings of the Board of Directors, its Audit Committee, its Compensation Committee and its Nominating and Corporate Governance Committee

        The Board of Directors held seven meetings during 2004. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which he served.

        The  Board  of  Directors'   committees  are  an  Audit   Committee,   a
Compensation Committee, and a Nominating and Corporate Governance Committee.


Audit Committee

        The Audit Committee is comprised of Messrs. Solar (chairman), Ganis and Handel. The Audit Committee met four times in 2004. The Board of Directors has determined that each member of the Audit Committee is "independent" as defined in Section 303A.02 of the New York Stock Exchange's Listed Company Manual and under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that each of Morton E. Handel and Richard
L. Solar is an "audit committee financial expert" as that term is used in Item 401(h) of Regulation S-K.

        The Audit Committee's function is (i) to directly appoint, retain, compensate, evaluate and, where appropriate, terminate the Company's independent auditors; (ii) to assist the Board's oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence, and the performance of the Company's internal audit function and the independent auditors; and (iii) to prepare the report required to be included in the Company's annual proxy statement. Current copies of the Audit Committee charter and the Company's Complaint Procedure for Accounting and Audit Matters are available on the Company's Internet website, www.marvel.com and printed copies are also available on written request sent to:

Corporate Secretary, Marvel Enterprises, Inc., 10 East 40th Street, New York, New York 10016 (after April 30, please use the Company's new address: 417 Fifth Avenue, New York, New York 10016).



--------------------------------------------------------------------------------
Audit Committee Report

        The Board of Directors has approved and adopted a written charter for the Audit Committee which is available on the Company's Internet website, www.marvel.com and printed copies are also available on written request sent to:
Corporate Secretary, Marvel Enterprises, Inc., 10 East 40th Street, New York, New York 10016 (after April 30, please use the Company's new address: 417 Fifth Avenue, New York, New York 10016).

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2004 with the Company's management. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

        The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

                                  Audit Committee
                                  Richard L. Solar  Sid Ganis   Morton E. Handel
--------------------------------------------------------------------------------



Compensation Committee

        The Compensation Committee is comprised of Messrs. Halpin (chairman), Handel and Ganis. The Board of Directors has determined that each member of the Compensation Committee is "independent" as defined in Section 303A.02 of the New York Stock Exchange's Listed Company Manual. The Compensation Committee met five times in 2004. The Compensation Committee's function is (i) to discharge the Board's responsibilities relating to compensation of the Company's executives,
(ii) to produce an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with applicable rules and regulations, and (iii) to administer the Company's cash compensation and stock incentive plans. A current copy of the Compensation Committee charter is available on the Company's Internet website, www.marvel.com and printed copies are also available on written request sent to: Corporate Secretary, Marvel Enterprises, Inc., 10 East 40th Street, New York, New York 10016 (after April 30, please use the Company's new address: 417 Fifth Avenue, New York, New York 10016).


Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is comprised of Messrs. Handel (chairman) and Ganis. The Board of Directors has determined that
each  member  of  the   Nominating   and  Corporate

Governance Committee is "independent" as defined in Section 303A.02 of the New York Stock Exchange's Listed Company Manual. The Nominating and Corporate Governance Committee met once in 2004. The Nominating and Corporate Governance Committee's function is (i) to identify individuals qualified to become members of the Board of Directors; (ii) to recommend to the Board of Directors individuals to be selected by the Board of Directors as nominees for election as directors at the next Annual Meeting of Stockholders; and (iii) to develop and recommend to the Board of Directors a set of corporate governance guidelines applicable to the Company (the "Corporate Governance Guidelines") and the modification of such guidelines from time to time. Current copies of: (i) the Nominating and Corporate Governance Committee charter and (ii) the Corporate Governance Guidelines are available on the Company's Internet website, www.marvel.com and printed copies are also available on written request sent to:
Corporate Secretary, Marvel Enterprises, Inc., 10 East 40th Street, New York, New York 10016 (after April 30, please use the Company's new address: 417 Fifth Avenue, New York, New York 10016).

        As part of the Corporate Governance Guidelines, the Nominating and Corporate Governance Committee has developed, and the Board of Directors has approved, Guidelines for Board Membership. These Guidelines for Board Membership, which are included as Appendix A to the Corporate Governance Guidelines, assist the Nominating and Corporate Governance Committee in evaluating qualified candidates for the Board of Directors among individuals recommended to it or identified through searches conducted by the Committee. Stockholders of the Company may also make nominations for election as directors, provided that the nominations are made in accordance with the provisions of the Guidelines for Board Membership and the By-Laws. See "Stockholder Proposals," below. The Nomination and Corporate Governance Committee applies the same standards in considering candidates submitted by stockholders as it does in considering all other candidates. The Corporate Governance Guidelines provide that the Chair of the Board of Directors presides at the regularly scheduled executive sessions of non-management directors without management if the Chair is a non-management director, as is the case with Mr. Handel. Mr. Handel therefore presides at such meetings.

Determination of Director Independence

        The Board of Directors has adopted standards for determining whether a Director is independent. These standards are included in the Guidelines for Board Membership under the heading "Independent Directors; Standards for Independence Determinations" and include a definition of director independence which meets the listing standards of the New York Stock Exchange.

        These standards provide that a Director will not qualify as "independent" unless the Board affirmatively determines that the Director has no "material relationship" with the Company. A material relationship can arise either through direct contacts the Director has with the Company or indirectly (such as if the Director in question is a partner, stockholder or officer of an organization that has a relationship with the Company). These standards also provide that:

        (1) A person who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

        (2) A person who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other deferred compensation for prior service (provided such compensation in not contingent in any way on continued service) is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

        (3) A person who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a
present  or  former  internal  or  external   auditor  of
the Company is not "independent" until three years after the end of the affiliation or the employment or auditing relationship.

        (4) A person who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee is not "independent" until three years after the end of such service or the employment relationship.

        (5) A person who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not "independent" until three years after falling below such threshold.

        Pursuant to these standards, the Board of Directors has undertaken its annual review of Director independence. During this review, the Board of Directors considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under "Certain Relationships and Related Transactions" below.

        As a result of this review, the Board affirmatively determined that Messrs. Ganis, Halpin, Handel and Solar are independent because they each meet these standards.

Code of Ethics

        The Company has adopted a code of ethics applicable to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (the "Code of Ethics"). The Company has also adopted a Code of Business Conduct and Ethics which is applicable to all of its employees and directors (the "Code of Business Conduct and Ethics"). A copy of the Code of Ethics and the Code of Business Conduct and Ethics is available on the Company's Internet website, www.marvel.com and printed copies are also available on written request sent to: Corporate Secretary, Marvel Enterprises, Inc., 10 East 40th Street, New York, New York 10016 (after April 30, please use the Company's new address: 417 Fifth Avenue, New York, New York 10016). The Company intends to disclose any amendments to, or waivers from, the Code of Ethics and Code of Business Conduct and Ethics that are required to be publicly disclosed pursuant to rules of the Securities and Exchange Commission and the New York Stock Exchange by posting such amendments or waivers on the Company's website.

Communications with the Board of Directors

        Interested parties who have a concern that they would like to make known to the Non-Management Presiding Director, or to the non-management directors as a group, may address such concerns directly and confidentially in writing to the Chairperson of the Board, Marvel Enterprises, Inc., 10 East 40th Street, New York, New York 10016 (after April 30, please use the Company's new address: 417 Fifth Avenue, New York, New York 10016). Communications to the Board of Directors as a whole should be addressed to the Board of Directors as a whole and may otherwise be made in the same manner as communications to the Non-Management Presiding Director. It is the Company's policy to invite directors to attend the Annual Meeting of Stockholders, but not to require their attendance. Two directors attended the 2004 Annual Meeting of Stockholders.

Compensation of Directors

        Members of the Board of Directors who are officers or employees of the Company or any of its subsidiaries do not receive compensation for serving in their capacity as directors.

        Non-employee directors, other than the chair of the Board of Directors, currently receive an annual retainer of $150,000. In addition, all non-employee directors receive an annual grant of 3,000 restricted shares of Common Stock.

        The chairs of (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating and Corporate Governance Committee each receive an additional $25,000 per year.

        The non-executive vice chair of the Board receives an additional fee of $75,000 per year (effective January 1, 2005).

        The compensation of the chair of the Company's Board of Directors consists of annual cash payments of $500,000 and one grant per five-year period of 150,000 shares of restricted stock. The restricted stock is forfeitable, and is not tradable, upon grant, but it vests (i.e., becomes tradable and non-forfeitable) on the following schedule, if the recipient continues to serve as chair on such dates: 50% of the stock vests on the first anniversary of the grant; 25% vests on the second anniversary; 10% vests on the third anniversary; 10% vests on the fourth anniversary; and 5% vests on the fifth anniversary. The restricted stock grant is also subject to certain other terms set forth in a restricted stock agreement between the chair and the Company. In addition, the chair is reimbursed by the Company for the reasonable costs of maintaining an office or of tax obligations resulting from such reimbursement.

        No additional fees are paid to any directors for attending meetings of the Board of Directors or any of its committees.

Compensation Committee Interlocks and Insider Participation

        During 2004, the members of the Company's Compensation Committee were Messrs. Halpin, Handel and Ganis. None of those individuals was an officer or employee of the Company, or of any of its subsidiaries, during 2004 or formerly.


                              INDEPENDENT AUDITORS

        Ernst & Young LLP has audited the consolidated financial statements of the Company since its formation. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        During 2003 and 2004, Ernst & Young LLP provided various audit and other services to the Company as described below. All of the services described below were approved by the Audit Committee pursuant to its charter and its policy regarding pre-approval of audit and non-audit services.


Audit Fees

        As of March 16, 2005, the aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements, the review of financial statements included in the Company's Quarterly Reports on Form 10-Q and for statutory audits related to the

Company's Hong Kong subsidiary, Toy Biz International Limited for the fiscal years ended December 31, 2003 and 2004, were approximately $502,500 and $910,500, respectively. Higher Audit fees in 2004 were due primarily to fees related to testing compliance with Section 404 of the Sarbanes-Oxley Act that as of March 16, 2005, totaled $400,000. Audit fees for the fiscal year ended
December  31,  2003  include  fees  for   performing  the  audit  of  Spider-Man
Merchandising LP, a joint venture between the Company and Sony Pictures Entertainment Inc., whose audited financial statements for its fiscal year ended March 31, 2004 were included in the Company's annual financial statements for the Company's fiscal year ended December 31, 2003.

Audit-Related Fees

        As of March 16, 2005, the aggregate fees billed by Ernst & Young LLP for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements and are not reported in "Audit Fees," above, for the fiscal years ended December 31, 2003 and 2004, were approximately $37,000 and $0, respectively. These audit-related services were in connection with the following: the review of certain significant license agreements; the review of certain proposed grants of stock options and restricted stock under the Company's 1998 Stock Incentive Plan; and the Sarbanes-Oxley Act.


Tax Fees

        As of March 16, 2005, the aggregate fees billed by Ernst & Young LLP for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2003 and 2004 were approximately $214,000 and $139,500, respectively. These tax fees were for tax-return review and for miscellaneous consulting.


All Other Fees

        For all other products and services performed for the Company for the fiscal years ended December 31, 2003 and 2004, Ernst & Young LLP has billed an aggregate of approximately $44,000 and $0, respectively. These other services were in connection with (i) an acquisition the Company considered in 2003 and
(ii) a possible increase (not effected) in the number of shares covered by the Company's stock incentive plan.

        The Audit Committee has considered whether the services described above are compatible with maintaining the independent auditors' independence and has determined that such services are compatible with maintaining the independence of Ernst & Young LLP.


Pre-Approval of Audit and Non-Audit Services

        The Audit Committee is ultimately responsible for pre-approving audit and non-audit services provided by Ernst & Young LLP including the compensation to be paid for such services. In carrying out this function, the Audit Committee has delegated its authority to pre-approve audit and non-audit services to its Chair who reports any such pre-approvals to the Audit Committee at its next meeting. The Audit Committee has established a policy regarding pre-approval of audit and non-audit services (the "Policy"). As a general matter, the Policy is that all audit and non-audit services are separately pre-approved by the Chair. In accordance with the Policy, the Audit Committee does not engage Ernst & Young LLP to perform the specific non-audit services which are precluded by law or regulation or any services which would impair Ernst & Young LLP's independence. Under certain circumstances permitted by law, the Policy permits the Audit Committee or its Chair to waive the pre-approval requirement. During the

Company's fiscal year ending December 31, 2004, all audit and non-audit services provided by Ernst & Young LLP were pre-approved pursuant to the Policy and no waivers of pre-approval were granted.

                               EXECUTIVE OFFICERS

        The following sets forth the positions held with the Company, age as of March 14, 2005, and selected biographical information for the executive officers of the Company other than Messrs. Arad and Perlmutter, whose information is set forth under "Election of Directors," above.

        Alan Fine (54) has served as President, Publishing since September 2004; Mr. Fine has also been President and Chief Executive Officer of the Company's toy division since August 2001 and served in that capacity from October 1998 to April 2001. Mr. Fine served as a director of the Company from June 1997 until October 1998. From April 2001 until August 2001, Mr. Fine was an independent consultant. Previously, he served as Chief Operating Officer of the Company, a position to which he was appointed in September 1996.

        Bruno Maglione (42) has served as President, International since December 2003. From January 1999 to December 2003, Mr. Maglione was Managing Director and Senior Vice President of Universal Studios Consumer Products Europe, Middle East and Africa. During his tenure at Universal, Mr. Maglione was responsible for all of the operations related to the licensing of Universal's movie, television, animation and video production for both current production slates and the Studio's library.

        David Maisel (42) has been President and Chief Operating Officer of Marvel Studios since January 2004. From October 2001 to November 2003, Mr. Maisel headed Corporate Strategy and Business Development for Endeavor Agency, a Hollywood literary and talent agency. From September 1999 to September 2001, Mr. Maisel served as Managing Director of Chello Media in Europe.

        Timothy Rothwell (46) has been President, Worldwide Consumer Products Group since September 2003. From October 1996 to August 2003, Mr. Rothwell was Senior Vice President at Universal Studios Consumer Products Group. During his tenure at Universal, Rothwell managed the Studio's merchandising, licensing, marketing, creative and retail development initiatives in all product categories for North America, South America and Australia.

        John Turitzin (49) has been Executive Vice President and General Counsel of the Company since February 2004. From June 2000 until February 2004, Mr. Turitzin was a partner in the law firm of Paul, Hastings, Janofsky & Walker LLP. For more than five years prior to June 2000, Mr. Turitzin was a partner in the law firm of Battle Fowler LLP, which combined with Paul, Hastings, Janofsky & Walker in June 2000.

        Kenneth P. West (46) has been Executive Vice President and Chief Financial Officer of the Company since June 2002. He served as the Chief Operating Officer and Chief Financial Officer of McIntyre Associates, Inc., a personnel staffing company, from October 2000 to May 2002. From January 1996 until September 2000, Mr. West was the Chief Financial Officer of Colin Service Systems, Inc., a facility maintenance service company.

                             EXECUTIVE COMPENSATION

        The following table sets forth information concerning the compensation for services rendered in all capacities to the Company and its subsidiaries earned by or paid to the Company's 2004 Named Executive Officers. Figures are adjusted for the 3-for-2 split of the Company's stock that was effected in March 2004.

                           Summary Compensation Table

                                                                                   Long-Term
                                            Annual Compensation                   Compensation
                                   --------------------------------------- ---------------------------
                                                                 Other      Restricted
Name and                                              Bonus      Annual        Stock     Securities
Principal                                  Salary    --------   Compensa      Awards     Underlying
Position                            Year     ($)     ($) (1)   tion ($)(2)    ($) (3)    Options (#)
------------                       ------ --------- ---------- ----------- ------------ ------------
Allen S. Lipson (4)                 2004   550,000    343,750   51,600 (5)       --           --

President and Chief Executive       2003   500,000    312,500   51,600 (5)   1,190,000      90,000
     Officer
                                    2002   408,846    250,000   51,600 (5)       --        210,000


Avi Arad                            2004   375,000    612,500       --            --       500,000
Chief Creative Officer of the       2003   375,000    250,000       --            --       537,750
Company and Chairman and Chief
Executive Officer of the
Company's Marvel Studios Division
                                    2002   375,000    187,500   75,000 (6)       --        962,250


Alan Fine                           2004   465,000    990,625      (7)           --           --
President and Chief Executive       2003   450,000    723,000      (7)        119,000         --
Officer of the Company's Toy &
Publishing Divisions
                                    2002   450,000    669,926   63,195 (7)       --           --


David Maisel  (8)                   2004   485,769    242,885      (9)        2,875,500    375,000 (10)
President and COO of the            2003      --          --        --           --           --
Company's Marvel Studios Division
                                    2002      --          --        --           --           --

Timothy Rothwell (11)               2004   395,000    246,875     (12)           --           --
President, Consumer Products Group  2003   122,904    276,375     (12)        123,968      243,750
                                    2002                  --        --             --         --

---------------
(1) Bonus amounts shown for each year are those accrued for that year, even if paid after the end of the year.

(2) Includes the value of perquisites and other personal benefits, securities or property unless the aggregate amount of such compensation is less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

(3) All restricted stock awards were approved by the Board of Directors and were granted under the Company's 1998 Stock Incentive Plan. The amounts shown were calculated by multiplying the closing market price of the Company's common stock on the date prior to the date of grant by the number of shares granted. At December 31, 2004, the number and value of the aggregate restricted stock holdings of the Named Executive Officers were as follows:

                                          Number of
           Name                          Shares Held       Value ($)
        ----------                       -----------  ---------------------
        Allen S. Lipson .............       60,000         1,190,000
        Avi Arad.....................            0                 0
        Alan Fine....................        6,000           119,000
        David Maisel.................      150,000         2,875,500
        Timothy Rothwell ............        6,250           123,968


        The restrictions on the shares held by Messrs. Lipson and Fine lapse only if certain performance goals of the Company are met. Holders of restricted shares are entitled to receive any cash dividends paid on those shares. Stock dividends are restricted in the same manner as the underlying shares.

(4) Mr. Lipson became President and Chief Executive Officer of the Company on January 1, 2003. Prior to that date, he served as Executive Vice President, Business and Legal Affairs of the Company. Mr. Lipson served as the Company's President and Chief Executive Officer from January 1, 2003 through December 31, 2004 and is currently serving as a part-time special advisor to the Company's chief executive officer.

(5) Amounts shown for 2004, 2003 and 2002 include, in each year, $37,200 for an apartment provided by the Company and $14,400 in car allowance.

(6)     Car allowance provided to Mr. Arad pursuant to his employment agreement.

(7) Amounts shown for 2002 include $51,195 for an apartment and furniture provided by the Company and a $12,000 car allowance. In 2003, $37,480 was paid for an apartment provided by the Company and a $12,000 car allowance was paid. In 2004, $35,680 was paid for an apartment provided by the Company and a $12,000 car allowance was paid.

(8)     Mr. Maisel's employment by the Company began in January, 2004.

(9)     Mr. Maisel was paid a car allowance of $13,200 in 2004.

(10) As reported on Mr. Maisel's Form 3 filed with the Securities and Exchange Commission on January 22, 2004, Mr. Maisel served as a consultant prior to his employment with the Company and received these options in December, 2003 when his service as a consultant began.

(11)    Mr. Rothwell's employment by the Company began in September 2003.

(12) Mr. Rothwell was paid a car allowance of $4,400 in 2003 and a car allowance of $13,200 in 2004.

Option Grants Table

        The following table shows the Company's grants of stock options to the Named Executive Officers in 2004. Each stock option grant was made under the Company's 1998 Stock Incentive Plan. No SARs (stock appreciation rights) were granted by the Company in 2004.

                  Number of                                            Potential Realizable
                  Shares of       Percent of                          Value at Assumed Annual
                 Common Stock        Total                             Rates of Stock Price
                  Underlying        Options     Exercise              Appreciation for Option
                   Options        Granted to    Price                           Terms
                  Granted in       Employees      per     Expiration  ------------------------
    Name             2004           in 2004      Share       Date         5%           10%
------------    --------------   ------------  ---------  ----------  ------------------------
Avi Arad          500,000(1)         37.5%       $18.79    5/4/2009   $11,988,020  $15,135,345


---------------
(1) These options become exercisable in three installments of 166,667, 166,666 and 166,667 on each of May 4, 2005, May 4, 2006, and May 4, 2007, respectively.

Aggregated Option Exercises and Year-End 2004 Option Value Table

        The following table shows the number and value of exercisable and unexercisable stock options held by the Named Executive Officers at December 31, 2004.

                      Shares
                     Acquired                    Number of Shares of               Value of
                        on          Value      Common Stock Underlying            Unexercised
                     Exercise     Realized     Unexercised Options at       In-the-Money Options at
     Name             (#)          ($)             Year-End (#) (1)               Year-End ($)
--------------     ------------  -----------  -------------------------   ---------------------------
                                              Exercisable Unexercisable   Exercisable   Unexercisable
--------------     ------------  -----------  ----------- -------------   -----------   -------------
Allen S. Lipson          95,700  $1,667,793      492,500        70,000      $6,566,750    $1,123,000
Avi Arad                      0          $0    2,650,000     1,000,000     $41,757,805    $8,020,653
Alan Fine                     0          $0      547,500             0      $8,979,975            $0
David Maisel                  0          $0       93,750       150,000        $680,438    $1,336,500
Timothy Rothwell              0          $0       75,000       300,000        $237,000      $948,000


---------------
(1) Represents shares of Common Stock underlying stock options. None of the Named Executive Officers holds SARs.

Employment Agreements

        The Company has entered into employment agreements with each of the Named Executive Officers whose compensation is described above as well as with Mr. Perlmutter who became the Company's Chief Executive Officer, effective January 1, 2005. Those agreements are described below.

(1)     Mr. Perlmutter:

        Employment Agreement with Mr. Perlmutter. On November 30, 2001, the Company entered into an employment agreement with Mr. Perlmutter providing for Mr. Perlmutter's employment as the Company's Vice Chairman of the Board of Directors. The agreement was amended as of May 1, 2004 to extend the term of employment through November 30, 2009 and further amended on October 15, 2004 to provide that Mr. Perlmutter shall also serve, effective January 1, 2005, as the Company's Chief Executive Officer. Pursuant to the terms of the original employment agreement, Mr. Perlmutter received, subject to stockholder approval, options to purchase 3,950,000 (pre-split) shares of Common Stock pursuant to a nonqualified stock option agreement under the Company's 1998 Stock Incentive Plan. In January 2002, the Company's stockholders approved the issuance of the options to Mr. Perlmutter. The options are immediately exercisable, but the shares of Common Stock issuable on exercise of the options are non-transferable and subject to repurchase by the Company at the exercise price paid by Mr. Perlmutter. These restrictions lapse in one-third increments on the fourth, fifth and sixth anniversaries of the grant date. As

Adjusted for the 3-for-2 split of the Company's stock that was effected in March 2004, Mr. Perlmutter received 5,925,000 options pursuant to this grant. As compensation for his services, Mr. Perlmutter is also entitled to a salary of $1 per year, fringe benefits generally offered to the Company's executive officers, and the possibility of an annual bonus at the discretion of the Company.

(2)     Mr. Lipson:

        Employment Agreement with Mr. Lipson. Pursuant to his amended employment agreement, Mr. Lipson served as the Company's President and Chief Executive Officer from January 1, 2003 through December 31, 2004 and has agreed to render his part-time services to the Company, for a two-year term expiring December 31, 2006, as special advisor to the Company's chief executive officer. The agreement provides that Mr. Lipson shall receive a salary of $200,000 per year for his services as special advisor. During his tenure as the Company's chief executive officer, Mr. Lipson's agreement provided for a base salary of no less than $500,000 and made Mr. Lipson eligible to earn an annual bonus equal to 50% of his base salary, subject to the attainment of certain performance goals. Mr. Lipson also received, during his tenure as CEO, a $1,200 monthly automobile allowance and reimbursement for the rent of a suitable apartment in Manhattan, monthly parking garage fees and other related utility charges.

(3)     Mr. Arad:

        Current Employment and License Agreements with Mr. Arad. Pursuant to an amendment to his employment agreement dated as of May 1, 2004, Mr. Arad has agreed to render his services to the Company for a term of employment expiring on December 31, 2007. Under his employment agreement, as amended, Mr. Arad receives a base salary, subject to discretionary increases, of no less than $375,000 and an annual bonus in the amount of $612,500, subject to the attainment of certain performance goals. Mr. Arad is entitled to discretionary bonuses and participation in the Company's stock incentive plan as determined by the Board of Directors. Mr. Arad is entitled to participate in employee benefit plans generally available to the Company's employees. Mr. Arad's employment agreement provides that, in the event of termination other than for cause, Mr. Arad is entitled to his salary earned through the date of termination and the greater of the compensation due for the remaining term of the employment agreement or twelve months.

        With respect to each media project for which Mr. Arad performs significant services, Mr. Arad and/or Avi Arad Productions LLC is entitled to retain certain executive producer and/or producer fees customarily payable by the licensee under any television or motion picture license agreements entered into by the Company, including up to $350,000 for any one motion picture project (or, if the executive producer and/or producer fee payable by the licensee is greater than $700,000, 50% of the entire fee), $10,000 per episode for animated network television projects, $7,500 per episode for animated syndicated television projects and $20,000 per episode for live action television projects of at least one hour. In the event that Mr. Arad enters into agreements with motion-picture studios containing terms that are reasonably acceptable to the Company pursuant to which Mr. Arad is compensated by the studio for serving as a producer, Mr. Arad is entitled to retain 50% of such compensation up to $1 million per motion picture. In the event that the Company independently produces a motion picture with third-party, non-recourse financing and Mr. Arad continues to be employed at the time the motion picture is completed, Mr. Arad is entitled to a fee of $1 million for each such motion picture.

        In addition, the Company and Avi Arad & Associates ("Arad Associates"), of which Mr. Arad is the sole proprietor, are parties to a license agreement which provides that Arad Associates is entitled to receive royalty payments on net sales of Marvel-character-based toys and on net sales of non-Marvel-character-based toys of which Mr. Arad is the inventor of record. The Company incurred royalty expense due to Arad Associates for toys Mr. Arad invented or designed of approximately $684,000, $867,000 and $850,000 during the years ended December 31, 2002, 2003 and 2004, respectively.

        New Employment Agreement with Mr. Arad

        The Company expects to sign an amended and restated employment agreement with Mr. Arad. Under the proposed agreement, Mr. Arad shall render his services to the Company for a term of employment expiring on December 31, 2007. As compensation for his services, Mr. Arad shall receive a base salary of $1,000,000. Under the agreement, Mr. Arad is also eligible for three annual performance-based bonuses.

        The first bonus, the "Annual Bonus," provides no compensation if the Company's actual operating income in a year is less than a threshold percentage of budget. At the threshold percentage, the bonus paid to Mr. Arad would be $500,000. If the Company's actual operating income for the fiscal year is between the threshold percentage and budget, the bonus increases until it reaches $1,000,000 when budget is attained. There is no additional bonus due if actual operating income exceeds budget.

        The second bonus, the "Annual Producer Fee Bonus" provides no compensation in a given year unless one movie in which Mr. Arad serves as producer or executive producer opens in that year and goes on to achieve a specified amount in worldwide box office receipts. If a movie reaches this threshold, then the Company shall pay Mr. Arad a bonus of $1,250,000 within ten business days. If multiple movies are released in a single year which go on to reach this threshold, only one bonus shall be paid to Mr. Arad.

        The third bonus, the "Net Sales Bonus" provides no compensation unless "Net Sales" (see below) in a year are a threshold percentage of budget. If Net Sales in a year reaches the threshold percentage but is not above budget, then Mr. Arad shall be entitled to a fraction of a percentage of Net Sales that increases on a straight-line basis (back to the first dollar of Net Sales) up to a target fraction of a percentage. If Net Sales are above budget, Mr. Arad shall be entitled to the target fraction of a percentage up to budget and an incrementally increased percentage as to any excess over the budgeted amount.

        As used in the award, "Net Sales" is generally defined as the net sales of the Company's licensing division and the net sales of the Company's toy division. However, toy division net sales are adjusted in the following manner:
(i) sales on toys based on  characters  the Company  does not own are  excluded;
(ii) service fees received from the Company's master toy licensee, Toy Biz Worldwide, Ltd. are excluded; and (iii) sales on toys which the Company produces (as opposed to those licensed to Toy Biz Worldwide, Ltd.) are assigned an "imputed royalty" rate which is designed to make immaterial to the calculation of Mr. Arad's bonus whether the Company produces or licenses its toys. Mr. Arad's proposed agreement also allows him to provide services to Avi Arad Productions, Inc. in connection with his services as a producer or executive producer on feature film and television procuctions.

(4)     Mr. Fine:

        Current Employment Agreement with Mr. Fine. Pursuant to his employment agreement, Mr. Fine has agreed to render his exclusive and full-time services to the Company for a term of employment expiring on August 12, 2005. Under his employment agreement, Mr. Fine receives a base salary of no less than $450,000, which for 2004 was $465,000. Mr. Fine is eligible to earn an annual bonus equal to 50% of his base salary, subject to the attainment of certain performance goals. Mr. Fine also receives a $1,000 monthly automobile allowance and is entitled to participate in employee benefit plans generally available to the Company's employees. The Company reimburses Mr. Fine for the rent of a suitable apartment in Manhattan, monthly parking garage fees and other related utility charges up to a maximum of $4,000 per month, until the earlier of the expiration of his employment or the relocation of his primary residence to the New York City metropolitan area. Prior to April 2001, Mr. Fine served as the Company's Chief Operating Officer, a position to which he was appointed in September 1996. From April 2001 until August 2001, Mr.

Fine was an independent consultant, during which time the Company paid Mr. Fine what had been his monthly salary. The employment agreement provides for the continued vesting of all options previously granted to Mr. Fine as if no break in employment service had occurred.

        New Employment Agreement with Mr. Fine

        The Company expects to sign a new employment agreement with Mr. Fine. Under the proposed agreement, Mr. Fine shall render his exclusive and full-time services to the Company. As compensation for his services, Mr. Fine shall receive a base salary of approximately $465,000. Under the Agreement, Mr. Fine is also eligible for an annual performance-based bonus.

        Mr. Fine is not eligible for any portion of the performance bonus unless the Company's operating income in a year is a threshold percentage of the operating income budget.

        Once the threshold percentage is met, Mr. Fine has a target bonus of $750,000 that is payable if the Company as a whole, its toy division and its Publishing division all meet their budget. The target bonus is allocated among these three categories. For each of these categories, if operating income for that category in a year reaches a threshold percentage but is not above budget, then Mr. Fine shall be entitled to a percentage of the allocated amount for that category. This percentage increases on a straight-line basis up to the allocated amount when budget is attained. In addition to the amounts under the allocated portion of the bonus, Mr. Fine is also entitled to a percentage of any operating income over budget in each of the three categories.

(5)     Mr. Maisel:

        Employment Agreement with Mr. Maisel. Pursuant to his employment agreement, Mr. Maisel has agreed to render his exclusive and full-time services to the Company for a term of employment expiring on January 12, 2009. Under his employment agreement, Mr. Maisel receives a base salary of no less than $500,000. Mr. Maisel is eligible to earn an annual cash bonus equal to 50% of his base salary, subject to the attainment of certain performance goals. Mr. Maisel also is entitled to an annual non-cash bonus (payable under the Company's 1998 Stock Incentive Plan and consisting of options, restricted stock or other non-cash compensation) having a value at the time of grant equal to three times Mr. Maisel's then-applicable salary and cash bonus. Mr. Maisel receives a $1,100 monthly automobile allowance and is entitled to participate in employee benefit plans generally available to the Company's employees.

(6)     Mr. Rothwell:

        Employment Agreement with Mr. Rothwell. Pursuant to his employment agreement, Mr. Rothwell has agreed to render his exclusive and full-time services to the Company for a term of employment expiring on September 3, 2005. Under his employment agreement, Mr. Rothwell receives a base salary of no less than $385,000, which for 2004 was 395,000. Mr. Rothwell is eligible to earn an annual bonus equal to 50% of his base salary, subject to the attainment of certain performance goals. Mr. Rothwell also receives a $1,100 monthly automobile allowance and is entitled to participate in employee benefit plans generally available to the Company's employees.

(7)     Provisions Contained in Named Executive Officers' Employment Agreements:

        Termination Provisions. The employment agreements of the Named Executive Officers provide that, in the event of termination, the employee is entitled to certain payments and benefits depending on the circumstances of the termination. Upon a change in control of the Company, the employee is entitled to a severance payment equal to two times the sum of his then-current base salary and the average of the two most recent annual bonuses paid, and all of the employee's unvested stock options vest immediately. If any payments to the employee under his employment agreement ("Parachute Payments") would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code, then the employee will be entitled to receive an additional payment from the Company (a "Gross-Up Payment") in an amount such that the employee retains, after the payment of all taxes, an amount of the Gross-Up Payment equal to the excise tax imposed on the Parachute Payments.

        Confidential Information. The employment agreements of the executive officers prohibit disclosure of proprietary and confidential information regarding the Company and its business to anyone outside the Company both during and subsequent to employment and otherwise provide that all inventions made by the employees during their employment belong to the Company.

--------------------------------------------------------------------------------
                        REPORT ON EXECUTIVE COMPENSATION

        Our Compensation Committee acts on behalf of the Board of Directors and stockholders to administer the compensation program for executives. Our Committee operates under a charter adopted by the Board of Directors, which delegates authority to the Committee and provides for its governance. Each member of the Committee serving now and throughout 2004 was independent under New York Stock Exchange and the Company's standards of independence. We met five times in 2004, in addition to actions taken by unanimous written consent.

Fundamental Objective

        The fundamental objective of the Company's executive compensation policies is to compensate executive officers in a way which advances the interests of stockholders by allowing the Company to attract, motivate and retain executives of the highest caliber and by aligning their interests with those of the stockholders.

Continuing Evaluation Process

        To meet this fundamental objective, we engage in an ongoing process of reexamining executive compensation in light of current market conditions, the performance of the Company and its individual executives.

Evaluation of Compensation in 2004

        As part of this process, in 2004, our Committee engaged an independent compensation consulting firm to examine the Company's compensation practices and provide a report regarding the appropriate compensation guidelines for all of the Company's employees, including executive officers. The report provided a comparative analysis of each of the three components which make up the Company's compensation: annual base salary, annual bonus compensation and long-term incentive compensation.

Compensation Decisions in 2004

        The compensation paid to the Company's executive officers was designed to be competitive with the compensation paid to executive officers of similarly situated public companies. In making executive compensation decisions, our Committee in general considered the level of responsibility, knowledge and experience required and results achieved and undertook to structure compensation packages so as to attract, motivate and retain executives of the highest caliber who will contribute to the long-term performance and success of the Company. We believe that the compensation paid to its executive officers in 2004 was commensurate with prevailing compensation levels for similar positions and performance in the entertainment and licensing industries and served the Company's goal of retaining its experienced executive officers. In large measure, 2004 compensation to Named Executive Officers that exceeded median levels resulted from bonuses tied to Company performance, which were paid out at above target levels due to strong performance.

        The Company's compensation to its Named Executive Officers during 2004 was comprised of three elements: annual base salary, annual cash bonus and long-term incentive compensation.

        Annual Base Salary. At the time when each executive officer is hired by the Company, our Committee determines the officer's initial base salary and that salary is set forth in an employment agreement. In many cases, the initial salary results from our negotiations with the Named Executive
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Officer. Each Named Executive Officer's employment agreement provides that his base salary may be increased, but not decreased, from year to year. The amount of any year-to-year increase is determined by our Committee.

        Four Named Executive Officers were employed in both 2003 and 2004. Mr. Lipson, the Company's CEO for both of those years, received a 10% increase in base salary from 2003 to 2004. Mr. Fine received a 3.3% increase in base salary from 2003 to 2004. Mr. Rothwell received a 2.6% increase in base salary from 2003 to 2004. Mr. Arad did not receive an increase in base salary from 2003 to 2004.

        Our determinations with respect to year-to-year salary increases from 2003 to 2004 were made on a case-by-case basis. We considered factors including the performance of the Named Executive Officer's and the Company, our assessment of the appropriate proportion of salary as part of total compensation, and information regarding competitive levels of total direct compensation and salary provided to us in the report of our independent compensation consultants. We set these 2004 salaries in a range in line with prevailing salaries for similar positions in the entertainment and licensing industries.

        Annual Cash Bonus. Each Named Executive Officer's employment agreement sets forth a target bonus amount. In the cases of Messrs. Lipson, Maisel and Rothwell, the target bonus for 2004 was 50% of the officer's salary received during the year. In the case of Mr. Arad, the target bonus was $612,500. Mr.
Arad's target bonus was increased from $250,000 to $612,500 pursuant to an amendment to his employment agreement that, among other items, extended the term of his employment agreement. Actual bonuses for all executive officers with respect to 2004, except for Mr. Fine's and Mr. Arad's, were determined as a percentage of targeted bonus amount, the percentage being tied to the relationship between the Company's actual 2004 operating income and the Company's budgeted 2004 operating income. If actual 2004 operating income had been less than 90% of the budgeted amount, no bonuses would have been granted. If actual 2004 operating income had been 90% of the budgeted amount, bonuses would have equaled 50% of the target bonus amount. If actual 2004 operating income had been 100% of the budgeted amount, bonuses would have equaled 100% of the target bonus amount (with gradations in between for results between 90% and 100% of budget). Under a formula chosen by our Committee, the amount of target bonus payable increased with the amount of actual 2004 operating income (compared to the budgeted amount), up to a maximum of 125% of target bonus, which was payable in the event that actual 2004 operating income was more than 110% of the budgeted amount. Because actual operating income performance in 2004 was more than 110% of the budgeted amount, bonuses were paid at 125% of target. Mr. Arad's bonus followed the same formula, however, his bonus was not subject to increase in the event that operating income was more than the budgeted amount. Accordingly, Mr. Arad's bonus was equal to the target amount ($612,500). Mr. Fine's bonus in 2004 was $990,625. Under the leadership of Mr. Fine, the net revenue of the Company's Toy division in 2004 increased 42% over 2003 on strong sales of toys based on the Spider-Man 2 movie.

        Long-Term Incentive Compensation. Long-term incentive compensation granted by the Company with respect to 2004 consisted of restricted stock and one option award. Of the Named Executive Officers, only Messrs. Maisel and Rothwell and Arad received long-term incentive compensation with respect to 2004. Mr. Maisel's grant consisted of 28,385 shares of restricted stock. The number of shares granted to Mr. Maisel was determined pursuant to the formula contained in his employment agreement. Mr. Rothwell's grant consisted of 29,268 shares of restricted stock. The number of shares granted to Mr. Rothwell was determined based on the performance of the individual and the Company and information regarding the competitive levels of total compensation and equity compensation contained in the 2004 compensation report of our independent compensation consultants. Mr. Maisel's and Mr. Rothwell's restricted stock grants with respect to 2004 performance were made on January 4, 2005. As described in further detain in the Options Grant Table, Mr. Arad received a grant of
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
500,000 options based on the performance of the individual and the Company and on the recommendation of the independent compensation consulting firm referred to above. Messrs. Lipson and Fine received no long-term incentive compensation with respect to 2004. As reported on Form 4s filed with the Securities and Exchange Commission on January 6, 2005, each executive officer serving in 2004 other than the Named Executive Officers, received a grant of restricted stock, based on our assessment of the performance of the individual and the Company, competitive practice and our desire to use such grants to focus the executives on sustaining long-term stock price performance and otherwise to align their interests with those of stockholders.

        Other Benefits. The Company provides benefits to executives that are not part of what we consider direct compensation. One of the more significant benefits we provide to executives is severance protection, including enhanced protections following a change in control. We also provide certain executives with a car allowance, and in some cases reimburse executives for the cost of maintaining an apartment and garaging costs for the automobile. We are reexamining these policies and intend in 2005 to begin phasing out certain of these perquisites.

CEO Compensation

Mr. Lipson's compensation with respect to 2004 consisted of $550,000 in base salary, $343,750 in bonus (125% of the target amount of half his base salary) and $14,400 in automobile allowance (as provided in Mr. Lipson's employment agreement). We increased Mr. Lipson's salary by 10% in 2004, primarily based on our assessment of the Company's positive performance in 2003 under his leadership. The main performance-related component of Mr. Lipson's compensation, as described above, was his bonus, the terms of which, including the threshold, target and maximum payout levels and the corresponding levels of operating income that would trigger the award, are described above. Mr. Lipson was not granted any stock options or other equity grants (such as restricted stock) in, or with respect to, 2004. He did, however, exercise stock options in 2004 that he had been granted in earlier years, as described in the "Aggregated Option Exercises and Year-End 2004 Option Value Table," above. On December 31, 2004, Mr. Lipson stepped down as President and Chief Executive Officer of the Company and is currently serving as a part-time special advisor to the Company's chief executive officer.

Availability of Federal Income Tax Deduction

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to the corporation's chief executive officer and the four other most highly compensated executive officers serving on the last day of the fiscal year. The statute, however, exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

        Our Committee designs certain components of executive compensation to ensure full deductibility. To further this goal, we have approved, subject to stockholder approval, the 2005 Cash Incentive Compensation Plan described above in this proxy statement. The Cash Incentive Plan is designed, in part, to allow the Company to pay short-term and long-term bonuses that will be fully tax deductible without limitation under Section 162(m). Likewise, we have approved, subject to stockholder approval, the 2005 Stock Incentive Plan to authorize equity awards that can be qualified for full deductibility under Section 162(m). These Plans also will give our Committee flexibility in designing incentive awards, streamline the Company's bonus and long-term incentive award programs for its most highly compensated employees and enable us to more closely relate executive compensation to the Company's performance. Both of those Plans also would permit awards to be granted that do not qualify as fully deductible awards under 162(m).


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        While our Committee is mindful of the limitations imposed by Section 162(m), it believes that stockholder interests are best served by not restricting our discretion and flexibility in crafting compensation programs, even though such programs may result in non-deductible compensation expenses. Accordingly, we have from time to time approved elements of compensation for certain officers that are not fully deductible, and reserve the right to do so in the future in appropriate circumstances.

                             Compensation Committee

                             James F. Halpin   Morton E. Handel  Sid Ganis
--------------------------------------------------------------------------------

                                PERFORMANCE GRAPH

        The following graph compares the Company's cumulative total stockholder return on shares of Common Stock with that of the Standard & Poor's Midcap 400 Index (the "S&P Midcap 400 Index") and the Media index published by CoreData, formerly known as MGFS and as Media General Financial Services (the "Media Index").

        The comparison assumes that, immediately after the close of business on December 31, 1999, $100 was invested in shares of Common Stock and in the stocks included in the S&P Midcap 400 Index and the Media Index, and that all dividends were reinvested. These indexes, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.



                      COMPARATIVE CUMULATIVE TOTAL RETURN
                        AMONG MARVEL ENTERPRISES, INC.,
                  S&P MIDCAP 400 INDEX AND COREDATA MEDIA INDEX

                               [GRAPHIC OMITTED

                                 Value of $100
                        invested over period presented:

            Marvel Enterprises, Inc. Common Stock         $ 558.27
            S&P Midcap 400 Index                          $ 157.73
            CoreData Media Index                          $  63.66

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock on March 15, 2005 (based on 105,307,005 shares of Common Stock outstanding on that date), by (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock (based, in part, upon copies of all Schedules 13D and 13G filed with the SEC); (ii) each of the Company's directors; (iii) each of the Named Executive Officers (as defined in "Executive Compensation," above); and (iv) all of the Company's executive officers and directors as a group.


                                                      Shares
          Five Percent Stockholders, Directors     Beneficially     Percentage
                 and Executive Officers                Owned          Owned
           ----------------------------------         -------        -------
Bank of America Corporation (1)
100 N. Tryon Street
Charlotte, NC 28255 .............................     5,638,805       5.35%
Janus Capital Management LLC (2)
100 Filmore Street
2nd Floor
Denver, CO 80206 ................................     9,200,265       8.74%
Avi Arad (3).....................................     4,038,697       3.74%
F. Peter Cuneo (4)...............................     1,698,000       1.60%
Alan Fine (5)....................................       553,500         *
Sid Ganis (6) ...................................        75,000         *
James F. Halpin (7)..............................       134,250         *
Morton E. Handel (8).............................       167,000         *
Allen S. Lipson (9) .............................       597,500         *
David Maisel (10) ...............................       253,385         *
Isaac Perlmutter (11)............................    29,039,413      25.99%
Timothy Rothwell (12)............................       129,268         *
Richard L. Solar (13)............................        98,500         *
All current executive  officers and directors as a
    group (13 persons) ..........................    36,457,505      31.19%



---------------
*       Less than 1%.

(1) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005. As reported in that Schedule: (i) Bank of America Company has shared voting power over 5,638,805 shares and shared dispositive power over 1,745,129 shares of Common Stock; (ii) NB Holdings Corporation has shared voting power over 4,412,677 shares and shared dispositive power over 503,411 shares of Common Stock; (iii) Bank of America, NA has sole voting power over 464,813 shares, shared voting power over 3,944,866 shares and sole dispositive power over 500,413 shares of Common Stock; (iv) Nationsbanc Montgomery Holdings Corporation has shared voting power over 2,998 shares and shared dispositive power over 2,998 shares of Common Stock;

        (v) Fleet National Bank has sole voting power 104,638 shares, shared voting power over 1,121,490 shares, sole dispositive power over 106,778 shares and shared dispositive power over 1,134940 shares of Common Stock; (vi) Columbia Management Group, Inc. has shared voting power over 1,121,490 shares and shared dispositive power over 1,127,120 shares of Common Stock; (vii) Columbia Management Advisors, Inc. has sole voting power over 1,115,200 shares and sole dispositive power over 1,098,870 shares of Common Stock; (viii) Columbia Trust Company has sole voting power over 6,290 shares and sole dispositive power over 6,290 shares of Common Stock; and (ix) Banc of America Securities LLC has sole voting power over 2,998 shares and sole dispositive power over 2,998 shares of Common Stock.

(2) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. As reported in that Schedule, Janus Capital Management LLC holdings are aggregated, for purposes of the Schedule, with the holdings of Bay Isle Financial LLC and Enhanced Investment Technologies LLC and they have sole voting and dispositive power over 9,200,265 shares of Common Stock.

(3) Figures include 2,816,667 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable or are scheduled to become exercisable within 60 days after March 21, 2005.

(4) Figures include 1,140,000 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable.

(5) Figures include 547,500 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable.

(6) Figures include 72,000 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable.

(7) Figures include 112,500 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable.

(8) Figures include 37,500 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable.

(9) Figures include 537,500 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable or are scheduled to become exercisable within 60 days after March 21, 2005.

(10) Figures include 75,000 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable.

(11) Mr. Perlmutter may be deemed to possess the sole power to vote and dispose of an aggregate amount of 29,039,413 shares of Common Stock. Mr. Perlmutter owns directly (i) 3,036,026 currently outstanding shares of Common Stock and (ii) options, granted pursuant to the 1998 Stock Incentive Plan, that are immediately exercisable for 6,425,000 shares of Common Stock.

        The sole stockholder of Zib Inc., a Delaware corporation, is Isaac Perlmutter Trust 01/28/1993, a Florida revocable trust (the "Perlmutter Trust"). Mr. Perlmutter is a trustee and the sole beneficiary of the Perlmutter Trust, and is also president of Zib, Inc. Mr. Perlmutter is the sole stockholder and president of Object Trading Corp., a Delaware corporation. Mr. Perlmutter may be deemed to possess the power to vote and dispose of the shares of Common Stock directly held by Zib Inc., Object Trading Corp., and the Perlmutter Trust.

        As the sole stockholder of Object Trading Corp., Mr. Perlmutter beneficially owns 14,622,680 shares of Common Stock directly owned by this entity. Finally, because the Perlmutter Trust is the sole stockholder of Zib, Inc., which directly owns 3,694,645 shares of Common Stock, and because Mr. Perlmutter is a trustee and the sole beneficiary of the Perlmutter Trust, which directly owns 1,261,062 shares of Common Stock, he may be deemed to beneficially own the combined amount of 4,955,707 shares of Common Stock directly owned by these two entities.

        Object Trading Corp. may be deemed to possess the power to vote and dispose of 14,622,680 shares of Common Stock. The Perlmutter Trust may be deemed to possess the power to vote and dispose of an aggregate amount of 4,955,707 shares of Common Stock. Zib, Inc. may be deemed to possess the power to vote and dispose of 3,694,645 shares of Common Stock.

(12) Figures include 93,750 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable.

(13) Figures include 75,000 shares of Common Stock in respect of stock options granted pursuant to the 1998 Stock Incentive Plan that are immediately exercisable. The number of shares of Common Stock shown includes (i) 1,500 shares of Common Stock held by Mr. Solar's wife, as custodian for her daughter, (ii) 2,500 shares of Common Stock owned by his son, and (iii) 2,500 shares of Common Stock owned by his wife.

        The following table sets forth the securities authorized for issuance under the Company's equity compensation plan.

              Equity Compensation Plan Information as of December 31, 2004

                                    Number of         Weighted            Number of
                                  securities to        average      securities remaining
                                  be issued upon   exercise price   available for future
                                   exercise of     of outstanding      issuance under
                                   outstanding    options, warrants  equity compensation
                                     options,        and rights             plans
                                   warrants and                     (excluding securities
                                      rights                         reflected in column
                                                                            (a))

Plan Category                          (a)               (b)                 (c)

Equity compensation plans
approved by security holders        15,150,246          $6.55             2,819,439

Equity compensation plans not          ___               ___                 ___
approved by security holders

Total                               15,150,246          $6.55             2,819,438


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Employment of Ari Arad

        Ari Arad, the son of Avi Arad (a director of the Company and a Named Executive Officer), is employed by the Company on a full-time basis as Senior Vice President, Marvel Studios. In 2004, Mr. Ari Arad received a base salary of $125,000 and a car allowance of $6,000.

        Registration Rights Agreements

        The Company is a party to registration rights agreements (one dated as of October 1, 1998, and the other dated as of December 8, 1998) with Mr. Arad, Mr. Perlmutter, certain affiliates of Mr. Perlmutter, certain affiliates of an individual who was a director of the Company during 2002 but is no longer a director of the Company, and certain other parties (the "Registration Rights Agreements"). Under the terms of each of the Registration Rights Agreements, the Company agreed to file a shelf registration statement under the Securities Act of 1933, as amended, registering the resale of all shares of Common Stock and 8% Preferred Stock issued to the stockholder parties thereto pursuant to the plan of reorganization pursuant to which the Company acquired Marvel Entertainment Group, Inc. on October 1, 1998, all shares of Common Stock issuable upon conversion of those shares of 8% Preferred Stock, certain convertible debt securities that the Company was entitled to exchange for the 8% Preferred Stock and the Common Stock issuable upon conversion thereof and all shares of Common Stock otherwise owned by the stockholder parties to the respective Registration Rights Agreement as of the date thereof. The Registration Rights Agreements also give the stockholder parties thereto piggyback registration rights with respect to underwritten public offerings by the Company of its equity securities. Mr. Perlmutter also received registration rights in 2001 with respect to stock underlying certain warrants; see "Guaranty, Warrant Agreement, Registration Rights Agreement, Notes Purchase Agreement," below in this section.

        Tangible Media Advertising Services

        Tangible Media, a corporation which is wholly owned by Mr. Perlmutter, acts as the Company's media consultant in placing certain of the Company's advertising and receives certain fees and commissions based on the cost of the placement of such advertising. In conjunction with the actual placement of the advertising, Tangible Media also provides the Company with the planned research, advertising plans, competitive spending analysis and services related to the delivery of commercials and instructions to broadcast outlets at no additional cost to the Company. Tangible Media received payments of fees and commissions from the Company totaling approximately $102,000, $157,000 and $330,000 in 2002, 2003 and 2004, respectively. The Company believes that the services provided by Tangible Media were provided on terms and for fees that were at least as favorable as could have been obtained by the Company in a transaction with an unrelated company.

        Employee, Office Space and Overhead Cost Sharing Arrangements

        The Company and Tangible Media share certain space at the Company's principal executive offices and related overhead expenses. Since 1994, Tangible Media and the Company have been parties to an employee, office space and overhead cost sharing agreement (the "Cost Sharing Agreement"). Under the Cost Sharing Agreement, any party thereto may through its employees provide services to another party, upon request, whereupon the party receiving services shall be obligated to reimburse the providing party for the cost of such employees' salaries and benefits accrued for the time devoted by such employees to providing services. Under the Cost Sharing Agreement, Tangible Media is obligated to reimburse the Company for rent paid under the sublease for the space, any related overhead expenses comprised of commercial rent tax, repair and maintenance costs and telephone and facsimile services, in proportion to its percentage occupancy. The Cost Sharing Agreement is coterminous with the term of the Company's sublease for its executive offices. Under this Agreement, Tangible Media paid approximately $95,000, $96,000 and $93,000 to the Company in 2002, 2003 and 2004, respectively.

        Guaranty,  Warrant  Agreement,   Registration  Rights  Agreement,  Notes
        Purchase Agreement

        In connection with the Company's establishment of an $80 million senior credit facility with HSBC (the "Credit Facility") on November 30, 2001, Mr. Perlmutter agreed to guaranty the payment of the Company's obligations under the Credit Facility in an amount equal to 25% of all principal obligations relating to the Credit Facility plus an amount, not to exceed $10 million, equal to the difference between (i) the amount of cash in a reserve account required to be maintained by the Company as security for the Credit Facility, and (ii) the actual amount on deposit in such cash reserve account at the end of each fiscal quarter; provided that the aggregate amount guarantied by Mr. Perlmutter will not exceed $30 million (the "Credit Guaranty").

        In consideration of the Credit Guaranty and Mr. Perlmutter's guaranty up to a maximum of $4,365,000 of the Company's obligations under its lease for its executive offices (the "Office Guaranty"), the Company and Mr. Perlmutter entered into (i) a warrant agreement (the "Warrant Agreement"), pursuant to which the Company granted Mr. Perlmutter warrants to purchase up to a maximum of (pre-split) five million shares of Common Stock on or before November 30, 2006, at an initial exercise price per share equal to $3.11 (the "Warrants"), subject to stockholder approval, and (ii) a registration rights agreement, pursuant to which the Company gave Mr. Perlmutter certain registration rights with respect to the shares of Common Stock issuable to him under the Warrant Agreement. The Company also agreed to purchase a total of approximately $43 million in principal amount of the Company's Senior Notes (the "Notes") at an average price of 53% of the face amount of the Notes held by Mr. Perlmutter pursuant to a Notes Purchase Agreement dated as of November 30, 2001. Mr. Perlmutter had purchased those Notes with personal funds. In December 2001, the Company purchased the Notes from Mr. Perlmutter and in January 2002, the

Company's stockholders approved the issuance of the Warrants to Mr. Perlmutter. Pursuant to the terms of the Warrant Agreement, the Warrants were ultimately exercisable with respect to 4,603,309 shares of Common Stock. All of the Warrants were exercised during 2003.


                             ADDITIONAL INFORMATION

        The Company will make available a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 9, 2005, without charge, upon written request to the Secretary, Marvel Enterprises, Inc., 10 East 40th Street, New York, New York 10016 (after April 30, please use the Company's new address: 417 Fifth Avenue, New York, New York 10016). Each such request must set forth a good-faith representation that, as of the Record Date, March 15, 2005, the person making the request was a beneficial owner of shares of Common Stock entitled to vote at the Annual Meeting.

        In order to ensure timely delivery of documents prior to the Annual Meeting, any request should be received by the Company promptly.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Stockholders"), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and 10% Stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file such forms, the Company believes that, except as noted below, all of its officers, directors and 10% Stockholders complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2004.

        The following information notes all late filings of Forms 3, 4 and 5 by persons who were directors, officers or 10% Stockholders of the Company in 2004, late filings in 2003 not previously reported and any late filings in 2005 to date. F. Peter Cuneo filed one late report on Form 4, such report being filed solely to report a single transaction in which he was granted stock options pursuant to the Company's 1998 Stock Incentive Plan. Sid Ganis reported two transactions on a Form 4 that was filed one day late.


                              STOCKHOLDER PROPOSALS

        The eligibility of stockholders to submit proposals, the proper subjects of stockholder proposals and other issues governing stockholder proposals are regulated by the rules adopted under Section 14 of the Exchange Act. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy materials for the 2006 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 417 Fifth Avenue, New York, New York 10016, no later than November 25, 2005.

        Under the By-Laws, and as permitted by the rules of the SEC, certain procedures are provided which a stockholder must follow to nominate people for election as directors or to introduce an item of business at the Annual Meeting of Stockholders. These procedures provide that, in the case of a meeting such as this Annual Meeting, notice for nominations or stockholder proposals must be received by the Company not later than the close of business on the 60th day prior to the first anniversary of the preceding year's annual meeting. The 2004 annual meeting of stockholders was held on May 5, 2004. The persons designated as proxies by the Company in connection with the 2005 Annual Meeting of Stockholders will have discretionary voting authority with respect to any proposal of which the Company did not receive timely notice.

        The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

        This proxy statement incorporates by reference the financial statements, supplementary financial information, management's discussion and analysis of financial condition and results of operations and quantitative and qualitative disclosures about market risk included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Commission on March 9, 2005.

        Any statement contained in a document incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or in any other subsequently filed document which is also incorporated by reference in this proxy statement modifies or supersedes such statement. Any statements so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this proxy statement.

                                 OTHER BUSINESS

        The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. If any matters properly come before the meeting, the persons named as proxies intend to vote the shares of Common Stock they represent in accordance with their best judgment.

                                                                      APPENDIX A
                                                                      ----------












                            MARVEL ENTERPRISES, INC.

                            2005 STOCK INCENTIVE PLAN

                            MARVEL ENTERPRISES, INC.

                            2005 STOCK INCENTIVE PLAN

                                                                            Page
                                                                            ----


1.      PURPOSE................................................................1


2.      DEFINITIONS............................................................1


3.      ADMINISTRATION.........................................................3


4.      STOCK SUBJECT TO PLAN..................................................4


5.      ELIGIBILITY; PER-PERSON AWARD LIMITATIONS..............................4


6.      SPECIFIC TERMS OF AWARDS...............................................5


7.      PERFORMANCE AWARDS.....................................................9


8.      CERTAIN PROVISIONS APPLICABLE TO AWARDS...............................10


9.      CHANGE IN CONTROL.....................................................11


10.     GENERAL PROVISIONS....................................................12

                            MARVEL ENTERPRISES, INC.

                            2005 STOCK INCENTIVE PLAN

        1. Purpose. The purpose of this 2005 Stock Incentive Plan (the "Plan") is to aid Marvel Enterprises, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), in attracting, retaining, motivating and rewarding officers, employees and directors of the Company and its subsidiaries and consultants and advisors to the Company or its subsidiaries ("Participants"), to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based incentives for Participants.

        2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

        (a) "Annual Limit" shall have the meaning specified in Section 5(b).

        (b) "Award" means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

        (c) "Beneficiary" means the legal representatives of the Participant's estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant's Award upon a Participant's death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the "Beneficiary" instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant's Award upon such Participant's death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant's spouse shall be subject to the written consent of such spouse.

        (d) "Board" means the Company's Board of Directors.

        (e) "Cause" means "cause" as defined in an employment agreement between the Company and the Participant in effect at the time of Termination of Employment. If, however, there is no such employment agreement or no definition of "cause" therein, Cause means an individual's (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries thereof which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit, (iv) knowing or grossly negligent misconduct which results in the Company being required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, (v) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses), or
(v) the commission of an act of fraud or intentional misappropriation or conversion of assets or opportunities of the Company or any Subsidiary; provided, however, that the Committee may vary the definition of "Cause" in any agreement or document relating to an Award.

        (f) "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, including any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

        (g) "Committee" means the Compensation Committee of the Board, the composition and governance of which is established in the Committee's Charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder, except to the extent limited under Section 303A.05 of the Listed Company Manual or by law, in which case the term "Committee" shall refer to the Board.

        (h) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 10(j).

        (i) "Deferred Stock" means a right, granted under this Plan, to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

        (j) "Dividend Equivalent" means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

        (k) "Effective Date" means the effective date specified in Section
10(q).

        (l) "Eligible Person" has the meaning specified in Section 5(a).

        (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

        (n) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing sales price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the trading day prior to the day such value is being determined. Fair Market Value relating to the exercise price or base price of any Non-Code Section 409A Option or SAR shall conform to requirements under Code Section 409A.

        (o) "Code Section 409A Awards" means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. "Non-Code
Section 409A Awards" means Awards other than Code Section 409A Awards. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as Code Section 409A Awards, Options, SARs exercisable for Stock, and Restricted Stock are intended to be Non-Code Section 409A Awards unless otherwise expressly specified by the Committee.

        (p) "Incentive Stock Option" or "ISO" means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

        (q) "Option" means a right, granted under this Plan, to purchase Stock.

        (r) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h).

        (s) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

        (t) "Performance Award" means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments.

        (u) "Preexisting Plan" means the Company's 1998 Stock Incentive Plan.

        (v) "Restricted Stock" means Stock granted under this Plan which is subject to certain restrictions and to a risk of forfeiture.

        (w) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

        (x) "Stock" means the Company's Common Stock, par value $0.01 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 10(c).

        (y) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c).

        3. Administration.

        (a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (the functions of the Committee with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

        (b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent (i) that such delegation will not result in the loss of an exemption under Rule 16b-3(d) or (e) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Code
Section 162(m) to fail to so qualify, and (ii) permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law.

        (c) Limitation of Liability. Each member of the Committee and the Board of Directors, and any person to whom authority or duties are delegated hereunder, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or a subsidiary or affiliate, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Board or Committee, nor any person to whom authority or duties are delegated hereunder, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and any such person shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

        4. Stock Subject To Plan.

        (a) Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) four million shares, plus (ii) the number of shares that, immediately prior to the Effective Date, remain available for new awards under the Preexisting Plan plus (iii) the number of shares subject to awards under the Preexisting Plan which become available in accordance with Section 4(b) after the Effective Date; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above. The total number of shares available is subject to adjustment as provided in Section 10(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

        (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). For purposes of the Plan, shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture. Accordingly, (i) to the extent that an Award under the Plan or award under a Preexisting Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the award, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will be available under the Plan; and (ii) shares that are withheld from such an award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such an award shall be deemed to constitute shares not delivered to the Participant and will be available under the Plan. The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as such Awards will not in fact result in delivery and vesting of shares in excess of the number then available. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan.

        5. Eligibility; Per-Person Award Limitations.

        (a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an "Eligible Person" means an employee of the Company or any subsidiary or affiliate, including any executive officer or non-employee director of the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan, to the extent specified by the Committee. Consultants and advisors to the Company or its subsidiaries or affiliates shall also be eligible for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction. If a non-employee director is required by contract to deliver any compensation from the Company to the director's employer, the Committee may specify or permit the director to elect that Awards be made or transferred to such director's employer; in such case, vesting, exercisability and termination provisions and other Award provisions specified by the Committee shall continue to apply to the individual director and his or her service to the Company.

        (b) Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as "performance-based compensation" under Code Section 162(m) under the Plan relating to up to his or her Annual Limit. A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal two million shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 10(c). For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant's Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

        (c) Limits on Non-Employee Director Awards. Non-employee directors may be granted any type of Award under the Plan, but the aggregate number of shares that may be delivered in connection with Awards granted to non-employee directors shall be twenty percent of the total reserved under the Plan, and in any five-year period a non-employee director may be granted Awards under the Plan relating to no more than 250,000 shares, subject to adjustment as provided in Section 10(c).

        6. Specific Terms Of Awards.

        (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 10(e) and 10(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant, terms requiring forfeiture of Awards and gains realized upon exercise, vesting or settlement of Awards in cases in which the Participant engages in conduct harmful to the Company, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 10(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

        (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

        (i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Section 8(a). Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines may be granted with an exercise price per share of Stock other than as required above.

        (ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 10(k) and 10(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise, if such withholding or withholding feature will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, in the case of Code Section 409A Awards, deferred delivery of shares subject to the Option, as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

        (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422.

        (c) Stock Appreciation Rights. The Committee is authorized to grant SAR's to Participants on the following terms and conditions:

        (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR, which shall be determined by the Committee but which in any event shall be not less than the Fair Market Value of a share of Stock on the date of grant of the SAR, subject to Section 8(a).

        (ii) Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and whether or not the SAR will be a Code
               Section 409A Award or Non-Code Section 409A Award (cash SARs will in all cases be Code

               Section 409A Awards, except as otherwise provided under applicable Code Section 409A regulations). The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

        (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

        (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

        (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

        (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

        (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

        (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

        (i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 10(l)), as determined by the Committee at the date of grant or thereafter.

        (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes. Deferred Stock subject to a risk of forfeiture may be called "restricted stock units" or otherwise designated by the Committee.

        (iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either
               (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

        (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

        (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

        (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this
Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

        (i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with
Section 7. A Performance Award constitutes an Award authorized under Section 6(b) - (h) to which performance conditions have been attached. In addition, cash-denominated awards that may be settled by delivery of shares of Stock issued under this Plan or other Awards may be authorized under the Company's 2005 Incentive Compensation Plan, subject to the terms and conditions of that plan.

        7. Performance Awards.

        (a) Performance Awards Generally. Performance Awards may be denominated as a number of shares of Stock or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as "performance-based compensation" under Code Section 162(m).

        (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

        (i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

        (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or divisions or affiliates or other business units of the Company shall be used by the Committee in establishing the Performance Goal for such Award Opportunities:
               (1) net sales, revenues or royalties; (2) gross profit or pre-tax profit; (3) operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (4) net income or net income per common share (basic or fully diluted); (5) return measures, including, but not limited to, return on assets (gross or net), return on investment, return on capital, or return on equity; (6) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (7) economic value created or economic profit; (8) operating margin or profit margin; (9) stockholder value creation measures, including but not limited to stock price or total stockholder return; (10) royalties or revenues from specific assets, projects, fees or payments received or lines of business; (11) targets relating to expense or operating expense, working capital targets, or operating efficiency; and (12) strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, new projects, new products, new ventures, geographic business expansion, operating goals, cost targets, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and information technology, and acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies

        (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

        (iv) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a change in control) prior to the end of a performance period or settlement of such Performance Awards.

        (c) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

        8. Certain Provisions Applicable To Awards.

        (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a Code Section 409A Award may not be granted in tandem with a Non-Code Section 409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Sections 10(k) and (l), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

        (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii), 6(c)(ii) and 8 or elsewhere in the Plan.

        (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Sections 10(k) and (l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Sections 10(k) and (l). Subject to Section 10(k), installment or deferred payments may be required by the Committee (subject to Section 10(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any Code Section 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code
Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Code Section 409A(a)(2)(B)(ii).

        (d) Additional Award Forfeiture Provisions. The Committee may condition a Participant's right to receive a grant of an Award, to exercise the Award, to retain cash, Stock, other Awards, or other property acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, and other restrictions upon or covenants of the Participant for the protection of the Company and its business interests, including during specified periods following termination of a Participant's employment or service to the Company.

        9. Change in Control. Other provisions of the Plan notwithstanding but subject to the limitations set forth in this Section 9, the Committee may provide, in an Award agreement or in such other manner as the Committee may specify, that in the event of a change in control or a termination of employment or service following a change in control, any or all of the following terms will apply:

        (i) That an outstanding Award will vest in whole or in part, thereby becoming non-forfeitable and entitling the Participant to exercise specified rights under the Award, and that the Award will remain outstanding for specified periods thereafter (but not beyond the maximum term of the Award permitted under the Plan);

        (ii) That an period in which settlement of an outstanding Award is to be deferred beyond the date of vesting will immediately end, except as limited under Code Section 409A;

        (iii) That, with respect to an outstanding Award subject to the achievement of performance goals and conditions, such performance goals and conditions will be deemed to be met at a specified level (for example, at target level or maximum level), or that such level of performance will be determined in some other manner; and/or

        (iv) That an outstanding Award will be immediately settled by payment of cash, or the Participant will be permitted during a specified period to elect such a cash settlement, with the amount of cash payable equal to the intrinsic value or fair value of the Award, or a value determined in another specified manner, at a specified date or during a specified period, except as limited under Code
               Section 409A.

For purposes of the Plan, the term "change in control" shall be defined by the Committee, and need not be the same for all Participants. Any of the terms of Awards relating to a change in control shall apply to a Non-Code Section 409A Award only to the extent permitted without causing the Award to become subject to Code Section 409A, and shall apply to a Code Section 409A Award only to the extent permitted under Code Section 409A. For this purpose, Code Section 409A may permit some of the terms specified above to apply only if the change in control constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v).

        10. General Provisions.

        (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee acting in good faith, and subject to Section 10(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

        (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

        (c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate and, in the case of any outstanding Award, necessary in order to prevent dilution or enlargement of the rights of the Participant,, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, including the share limits applicable to non-employee director Awards under
Section 5(c), (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 10(l)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

        (d) Tax Provisions.

        (i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. Other provisions of the Plan notwithstanding, unless consented to by the Committee, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.

        (ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code
               Section 83(b) or other applicable provision.

        (iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

        (e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company's stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant). Without the approval of stockholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a "repricing," as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange. With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

        (f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 8(d), although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 10(f).

        (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

        (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

        (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        (j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b) and (c), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

        (k) Certain Limitations on Awards to Ensure Compliance with Code Section 409A. For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Participant) being "permitted" under Code Section 409A mean, for a Code Section 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-Code Section 409A Award, that the term or event will not cause the Award to be treated as subject to Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any Code Section 409A Award and any Non-Code
Section 409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to Code Section 409A Awards in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a "key employee" as defined under Code Section 409A(a)(2)(B)(i) shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i).

        (l) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee's authority under the Plan (including under Sections 8(c), 10(c) and 10(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to "variable" accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such "variable" accounting. This provision shall cease to be effective if and at such time as the Company elects to no longer account for equity compensation under APB 25.

        (m) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations or document hereunder shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, and applicable provisions of the Delaware General Corporation Law and federal law.

        (n) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the Award otherwise will have appropriate terms that advance the purposes of the Plan. An Award may be modified under this Section 10(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under
Section 16(b) for the Participant whose Award is modified.

        (o) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person's or Participant's employment or service at any time (subject to the terms and provisions of any separate written agreements),
(iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

        (p) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

        (q) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders (provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal). Upon such approval of the Plan by the stockholders of the Company, no further awards shall be granted under the Preexisting Plan, but any outstanding awards under the Preexisting Plan shall continue in accordance with their terms. Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

                                                                      APPENDIX B
                                                                      ----------


                            MARVEL ENTERPRISES, INC.

                      2005 Cash Incentive Compensation Plan


1.      General

        This 2005 Cash Incentive Compensation Plan (the "Plan") of Marvel Enterprises, Inc. (the "Company") authorizes the grant of annual incentive and long-term incentive awards to executive officers and sets forth certain terms and conditions of such Awards. The purpose of the Plan is to help the Company attract and retain executive officers of outstanding ability and to motivate such persons to exert their greatest efforts on behalf of the Company and its subsidiaries by providing incentives directly linked to the measures of the financial success and performance of the Company and its businesses. The Plan is intended to permit the Committee to qualify certain Awards as "performance-based" compensation under Code Section 162(m).

2.      Definitions

        In addition to the terms defined in Section 1 and elsewhere in the Plan, the following are defined terms under this Plan:

        (a)...."Annual Incentive Award" means an Award earned based on performance in a Performance Period of one fiscal year or a portion thereof.

        (b) "Award" means the amount of a Participant's Award Opportunity in respect of a Performance Period determined by the Committee to have been earned, and the Participant's rights to current or future payments in settlement thereof.

        (c) "Award Opportunity" means the Participant's opportunity to earn specified amounts based on performance during a Performance Period. An Award Opportunity constitutes a conditional right to receive settlement of an Award.

        (d) "Cause" means "cause" as defined in an employment agreement between the Company and the Participant in effect at the time of Termination of Employment. If, however, there is no such employment agreement or no definition of "cause" therein, Cause means an individual's (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries thereof which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit, (iv) knowing or grossly negligent misconduct which results in the Company being required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, (v) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses), or
(vi) the commission of an act of fraud or intentional misappropriation or conversion of assets or opportunities of the Company or any Subsidiary; provided, however, that the Committee may vary the definition of "Cause" in any agreement or document relating to an Award.

        (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include and successor provisions thereto and regulations thereunder.

        (f) "Committee" means the Compensation Committee of the Board of Directors, or such other Board committee as the Board may designate to administer the Plan.

        (g) "Covered Employee" means a person designated by the Committee as likely, with respect to a given fiscal year of the Company, to be the Chief Executive Officer or one of the four other most highly compensated executive officers serving on the last day of such fiscal year. This designation generally is required at the time an Award Opportunity is authorized. The Committee may designate more than five persons as Covered Employees with respect to a given year.

        (h)    "Participant" means an employee participating in this Plan.

        (i) "Performance Goal" means the Company or individual performance objective or accomplishment required as a condition to the earning of an Award Opportunity.

        (j) "Performance Period" means the period, specified by the Committee, over which an Award Opportunity may be earned.

        (k) "Retirement" means Termination of Employment deemed a retirement by the Committee.

        (l) "Termination of Employment" means the termination of a Participant's employment by the Company or a subsidiary immediately after which the Participant is not employed by the Company or any subsidiary.

3.      Administration

        (a) Administration by the Committee. The Plan will be administered by the Committee, provided that the Committee may condition any of its actions on approval or ratification by the Board of Directors or the independent directors of the Board. The Committee shall have full and final authority to take all actions hereunder, subject to and consistent with the provisions of the Plan. This authority includes authority to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any plan rules and regulations, authorization of an Award Opportunity, Award, Award agreement, or other document hereunder; and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

        (b) Manner of Exercise of Authority. Any action by the Committee or the Board with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries or affiliates, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. At any time that a member of the Committee is not an "outside director" as defined under Code Section 162(m), any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Section 162(m) may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more "outside directors." Such action shall be the action of the Committee for purposes of the Plan. The foregoing notwithstanding, no action of the Committee shall be void or deemed beyond the authority of the Committee solely because, at the time such action was taken, one or more members of the Committee failed to qualify as an "outside director." The Committee may delegate to specified officers or employees of the Company authority to perform administrative functions under the Plan, to the extent permitted by law.

        (c) Limitation of Liability. Each member of the Committee and the Board of Directors, and any person to whom authority or duties are delegated hereunder, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary or affiliate, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Board or Committee, nor any person to whom authority or duties are delegated hereunder, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and any such person shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

        4. Eligibility

        Employees of the Company or any subsidiary who are or may become executive officers of the Company may be selected by the Committee to participate in this Plan.

        5. Per-Person Award Limitation

        Award Opportunities granted to any one eligible employee shall be limited such that the amount potentially earnable of performance in any one calendar year shall not exceed the Participant's Annual Limit. For this purpose, the Annual Limit shall equal $10 million plus the amount of the Participant's unused Annual Limit as of the close of the previous fiscal year. For this purpose, (i) "earning" means satisfying performance conditions so that an Award Opportunity becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant's Annual Limit is used to the extent an amount may be potentially earned or paid under an Award, regardless of whether such amount is in fact earned or paid.

        6. Designation and Earning of Award Opportunities

        (a) Designation of Award Opportunities and Performance Goals. The Committee shall select employees to participate in the Plan for a Performance Period and designate, for each such Participant, the Award Opportunity such Participant may earn for such Performance Period, the nature of the Performance Goal the achievement of which will result in the earning of the Award Opportunity, and the levels of earning of the Award Opportunity corresponding to the levels of achievement of the performance goal. The following terms will apply to Award Opportunities:

               (i) Specification of Amount Potentially Earnable. Unless otherwise determined by the Committee, the Award Opportunity earnable by each Participant shall range from 0% to a specified maximum percentage of a specified target Award Opportunity. The Committee shall specify a table, grid, formula, or other information that sets forth the amount of a Participant's Award Opportunity that will be earned corresponding to the level of achievement of a specified Performance Goal.

               (ii) Denomination of Award Opportunity; Payment of Award. Award Opportunities will be denominated in cash and Awards will be payable in cash, except that the Committee may denominate an Award Opportunity in shares of Common Stock and/or to settle an Award Opportunity in shares of Common Stock if and to the extent that shares of Common Stock are authorized for use in incentive awards and available under the Company's 1998 Stock Incentive Plan, 2005 Stock Incentive Plan or any other equity compensation plan of the Company.

        (b) Limitations on Award Opportunities and Awards for Covered Employees. If the Committee determines that an Award Opportunity to be granted to an eligible person who is designated a

Covered Employee by the Committee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the following provisions will apply:

               (i) Performance Goal. The Performance Goal for such Award Opportunities shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 6(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Treasury Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that the Award Opportunity will be earned, or tentatively earned, based upon achievement of any one measure of performance or that two or more measures of performance must be achieved. The Committee may establish a "gate-keeper" Performance Goal that conforms to this Section 6(b) while specifying or considering other types of performance (which need not meet the requirements of this Section 6(b)) as a basis for reducing the amount of the Award deemed earned upon achievement of the gate-keeper Performance Goal. Performance Goals may differ for Award Opportunities granted to any one Participant or to different Participants.

               (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates, divisions or other business units of the Company shall be used by the Committee in establishing the Performance Goal for such Award Opportunities: (1) net sales, revenues or royalties;
        (2) gross profit or pre-tax profit; (3) operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (4) net income or net income per common share (basic or fully diluted); (5) return measures, including, but not limited to, return on assets (gross or net), return on investment, return on capital, or return on equity; (6) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (7) economic value created or economic profit; (8) operating margin or profit margin; (9) stockholder value creation measures, including but not limited to stock price or total stockholder return; (10) royalties or revenues from specific assets, projects, fees or payments received or lines of business; (11) targets relating to expense or operating expense, working capital targets, or operating efficiency; and (12) strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, new projects, new products, new ventures, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and information technology, and acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

               (iii) Performance Period and Timing for Establishing Performance Goals. The Committee will specify the Performance Period over which achievement of the Performance Goal in respect of such Award Opportunities shall be measured. A Performance Goal shall be established by the date which is the earlier of (A) 90 days after the beginning of the applicable Performance Period or (B) the time 25% of such Performance Period has elapsed.

               (iv) Annual Incentive Awards Granted to Covered Employees. The Committee may grant an Annual Incentive Award, intended to qualify as "performance-based compensation" for purposes of

        Code Section 162(m), to an eligible person who is designated a Covered Employee for a given fiscal year.

               (v) Performance Award Pool. The Committee may establish a performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Award Opportunities. The amount of such performance Award pool shall be based upon the achievement of a Performance Goal or Goals based on one or more of the business criteria set forth in Section 6(b)(ii) during the given Performance Period, as specified by the Committee. The Committee may specify the amount of the performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. The Committee may specify Award Opportunities for individual Participants, in accordance with Section 6(a) and other provisions of this Section 6(b), as a percentage or other portion or amount of the performance Award pool.

               (vi) Changes to Amounts Payable Under Awards During Deferral Periods. Any settlement or other event that would change the form of payment from that originally specified shall be implemented in a manner such that the Award does not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m).


         (c) Additional Participants and Award Opportunity Designations During a Performance Period. At any time during a Performance Period the Committee may select a new employee or a newly promoted employee to participate in the Plan for that Performance Period and/or designate, for any such Participant, an Award Opportunity (or additional Award Opportunity) amount for such Performance Period. In determining the amount of the Award Opportunity for such Participant under this Section 6(c), the Committee may take into account the portion of the Performance Period already elapsed, the performance achieved during such elapsed portion of the Performance Period, and such other considerations as the Committee may deem relevant.

        (d) Determination of Award. Within a reasonable time after the end of each Performance Period, the Committee shall determine the extent to which the Performance Goal for the earning of Award Opportunities was achieved during such Performance Period and the resulting Award to the Participant for such Performance Period. The Committee may adjust upward or downward the amount of an Award, in its sole discretion, in light of such considerations as the Committee may deem relevant, except that (i) no such discretionary upward adjustment of an Award authorized under Section 6(b) is permitted, and (ii) any discretionary adjustment is subject to Section 5 and other applicable limitations of the Plan. Unless otherwise determined by the Committee, the Award shall be deemed earned and vested at the time the Committee makes the determination pursuant to this
Section 6(d).

        (e) Written Determinations. Determinations by the Committee as to the establishment of Performance Goals, the amount potentially payable in respect of Award Opportunities, the level of actual achievement of the Performance Goals and the amount of any final Award earned shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), with respect to any Covered Employee prior to any settlement of each such Award, that the Performance Goal relating to the Award and other material terms of the Award upon which settlement was conditioned have been satisfied.

        (f) Other Terms of Award Opportunities and Awards. Subject to the terms of this Plan, the Committee may specify the circumstances in which Award Opportunities and Awards shall be paid or forfeited in the event of a change in control, termination of employment in circumstances other than those specified in Section 8, or other event prior to the end of a Performance Period or settlement of an Award.

With respect to Award Opportunities and Awards under Section 6(b), any payments resulting from a change in control or termination of employment need not qualify as performance-based compensation under Section 162(m) if the authorization of such non-qualifying payments would not otherwise disqualify the Award Opportunity or Award from Section 162(m) qualification in cases in which no change in control or termination of employment occurred.

        (g) Adjustments. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Award Opportunities and related Performance Goals in recognition of unusual or nonrecurring events, including stock splits, stock dividends, reorganizations, mergers, consolidations, large, special and non-recurring dividends, and acquisitions and dispositions of businesses and assets, affecting the Company and its subsidiaries or other business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided, however, that no such adjustment shall be authorized or made if and to the extent that the existence or exercise of such authority (i) would cause an Award Opportunity or Award granted under Section 6(b) and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to so qualify, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the Performance Goals relating to an Award Opportunity under Section 6(b) intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

7.      Settlement of Awards.

        (a) Deferrals. The Committee may specify, at the time the Award Opportunity is authorized, that an Award will be deferred as to settlement after it is earned. In addition, a Participant will be permitted to elect to defer settlement of an Award if and to the extent such Participant is selected to participate in a Company deferral program covering such Awards and the Participant has made a valid deferral election in accordance with that plan. Deferrals must comply with applicable requirements of Section 409A of the Code.

        (b) Settlement of Award. Any non-deferred Award shall be paid and settled by the Company promptly after the date of determination by the Committee under Section 6(d) hereof. With respect to any deferred amount of a Participant's Award, such amount will be credited to the Participant's deferral account under the governing deferral plan of the Company as promptly as practicable at or after the date of determination by the Committee under Section 6(d) hereof.

        (c) Tax Withholding. The Company shall deduct from any payment in settlement of a Participant's Award or other payment to the Participant any Federal, state, or local withholding or other tax or charge which the Company is then required to deduct under applicable law with respect to the Award. The Committee may specify other withholding terms relating to an Award that will be settled by delivery of shares of Stock or other property.

        (d) Non-Transferability. An Award Opportunity, any resulting Award, including any deferred cash amount resulting from an Award, and any other right hereunder shall be non-assignable and non-transferable, and shall not be pledged, encumbered, or hypothecated to or in favor of any party or subject to any lien, obligation, or liability of the Participant to any party other than the Company or a subsidiary or affiliate.

8.      Effect of Termination of Employment.



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


        Except to the extent set forth in subsections (a) and (b) of this
Section 8, upon a Participant's Termination of Employment prior to completion of a Performance Period or, after completion of a Performance Period but prior to the Committee's determination of the extent to which an Award has been earned for such Performance Period, the Participant's Award Opportunity relating to such Performance Period shall cease to be earnable and shall be canceled, and the Participant shall have no further rights or opportunities hereunder:

        (a) Disability, Death or Retirement. If Termination of Employment is due to the permanent disability, death or Retirement of the Participant, the Participant or his or her beneficiary shall be deemed to have earned and shall be entitled to receive an Award for any Performance Period for which termination occurs prior to the date of determination under Section 6(d) hereof equal to the Award which would have been earned had Participant's employment not terminated multiplied by a fraction the numerator of which is the number of calendar days from the beginning of the Performance Period to the date of Participant's Termination of Employment and the denominator of which is the number of calendar days in the Performance Period (but such fraction shall in no event be greater than one). Such pro rata Award will be determined at the same time as Awards for continuing Participants are determined (i.e., normally following the end of the Performance Period in accordance with Section 6(d) hereof). Upon its determination, such pro rata Award shall be paid and settled promptly in cash, except to the extent the settlement has been validly deferred in accordance with
Section 7(a). The portion of the Participant's Award Opportunity not earned will cease to be earnable and will be canceled. For purposes of the Plan, the existence of a "permanent disability" shall be determined by, or in accordance with criteria and standards adopted by, the Committee. The foregoing notwithstanding, the Committee may limit or expand the Participant's rights upon disability, death or Retirement with respect to a given Award Opportunity.

        (b) Other Terminations. In connection with any Termination of Employment other than due to death, disability or retirement, the Committee may determine that the Participant shall be deemed to have earned none, a portion, or all of an Award Opportunity for a Performance Period in which Termination occurred or for which the Committee has not yet determined the extent to which an Award has been earned for such Performance Period, in the Committee's sole discretion. This determination may be specified at the time the Award Opportunity is established or made at any time thereafter.

9.      Additional Forfeiture Provisions Applicable to Awards.

        (a) Forfeiture Resulting from Actions Harmful to the Company. Unless otherwise determined by the Committee, Award Opportunities Awards, and amounts paid in settlement of Awards hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by participating in the Plan, agrees. If any of the events specified in Section 9(b)(i), (ii), (iii) or (iv) occurs (a "Forfeiture Event"), all of the following forfeitures will result:

        (i) Any outstanding Award Opportunity authorized for the Participant and any Award granted to the Participant and not yet settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

        (ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, an amount equal to the total amount of cash plus the fair market value of Stock or other property (as of the date of occurrence of the Forfeiture Event) previously paid to the Participant in settlement of any Award since the date that is 12 months prior to the occurrence of the forfeiture event or, in the case of a Forfeiture Event specified in Section 9(b)(iv), the period specified in Section 9(b)(iv).

        (b) Events Triggering Forfeiture. The forfeitures specified in Section 9(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant's

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



employment by the Company or a subsidiary or affiliate or during the one-year period following Termination of Employment (except as otherwise provided in Section 9(b)(iv)):

        (i) The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant's interest is insubstantial, in the United States or in any other area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, or an entertainment or media company with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 9(b)(i), a Participant's interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant's interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

        (ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the Company's current and potential customers, organization, employees, finances, and methods of operations and investments or its concepts, ideas, products, movies, characters, or toys, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process;

        (iii) The Participant fails to cooperate with the Company or any subsidiary or affiliate in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested; or

        (iv) The Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002. Forfeitures under this Section 9(b)(iv) shall apply to outstanding Award Opportunities and Awards and to amounts paid in settlement of an Award Opportunity earned or accrued in whole or in part during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

        (c) Provision Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 9 shall be deemed to be incorporated into an Award Opportunity and Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 9(b)(i) - (iii) is a condition to the Participant's right to realize and retain value from his or her compensatory Award Opportunities and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Sections 9(a) and 9(b).

        (d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company's right to forfeiture under this Section (except as limited by applicable law), but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Award Opportunities and Awards, by inclusion of appropriate provisions in any document authorizing an Award Opportunity or evidencing or governing any Award.

10.      General Provisions.

        (a) Changes to this Plan. The Committee may at any time amend, alter, suspend, discontinue, or terminate this Plan without the consent of stockholders or Participants; provided, however, that any such action beyond the scope of the Committee's authority shall be subject to the approval of the Board of Directors; provided further, that any such action shall be submitted to the Company's stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Committee or Board action if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Committee or Board action may materially and adversely affect the rights of such Participant under any outstanding Award (this restriction does not apply to an Award Opportunity, however, which remains subject to the discretion of the Committee).

        (b) Long-Term Incentives Not Annual Bonus for Purposes of Other Plans. Amounts earned or payable under the Plan in connection with Awards not designated by the Committee as "Annual Incentive Awards" shall not be deemed to be annual incentive or annual bonus compensation (regardless of whether an Award is earned in respect of a period of one year or less or disclosed as annual bonus compensation under Securities and Exchange Commission disclosure rules) for purposes of any retirement or supplemental pension plan of the Company or any employment agreement or change in control agreement between the Company and any Participant, or for purposes of any other plan, unless the Company shall in writing specifically identify this Plan by name and specify that amounts earned or payable hereunder shall be considered to be annual incentive or annual bonus compensation.

        (c) Unfunded Status of Participant Rights. Awards, accounts, deferred amounts, and related rights of a Participant represent unfunded deferred compensation obligations of the Company for ERISA and federal income tax purposes and, with respect thereto, the Participant shall have rights no greater than those of an unsecured creditor of the Company.

        (d) Nonexclusivity of the Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

        (e) No Right to Continued Employment. Neither the Plan, the authorization of an Award Opportunity, the grant of an Award nor any other action taken hereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its subsidiaries or affiliates, nor shall it interfere in any way with the right of the Company or any of its subsidiaries or affiliates to terminate any employee's employment at any time.

        (f) Severability. The invalidity of any provision of the Plan or a document hereunder shall not deemed to render the remainder of this Plan or such document invalid.

        (g) Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise, and whether or not the corporate existence of the Company continues) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the Company's obligations under the Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that such successor may replace the Plan with a plan substantially equivalent in opportunity and achievability, as determined by a nationally recognized compensation consulting firm, and covering the participants at the time of such succession. Any successor and the ultimate parent company of such successor shall in any event be subject to the requirements of this Section 10(g) to the same extent as the Company. Subject to the foregoing, the Company may transfer and assign its rights and obligations hereunder.

        (h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations or document hereunder shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

        (h) Effective Date of Plan; Stockholder Approval; Termination of Plan. This Plan shall be effective as of January 1, 2005. The Company shall submit the Plan, including the material terms of the Plan specified in Treasury Regulation 1.162-27(e)(4), to stockholders for approval at the Company's 2005 Annual Meeting of Stockholders, and the Plan shall be terminated without any Award being deemed earned in the event stockholders decline to approve it at that Annual Meeting. If approved by stockholders, the Plan will terminate at such time as may be determined by the Board of Directors or the Committee.




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